EXHIBIT 1

                    SHINHAN FINANCIAL GROUP CO., LTD

                    Non-Consolidated Financial Statements

                    (Unaudited)

                    September 30, 2004

                    (With Independent Accountants' Review Report Thereon)

                  INDEPENDENT ACCOUNTANTS' REVIEW REPORT

                  Based on a report originally issued in Korean

To the Board of Directors and Stockholders
Shinhan Financial Group Co., Ltd.:

We have reviewed the non-consolidated balance sheet of Shinhan Financial Group Co., Ltd. (the "Company") as of September 30, 2004, and the related non-consolidated statements of earnings and cash flows for the quarters and nine months ended September 30, 2004 and 2003. These non-consolidated financial statements are the responsibility of the Company's management. Our responsibility is to issue a report on these financial statements based on our review.

We conducted our review in accordance with the Review Standards for Semiannual Financial Statements established by the Securities and Futures Commission of the Republic of Korea. These Standards require that we plan and perform the review to obtain moderate assurance as to whether the financial statements are free of material misstatement. A review consists principally of inquiries of company personnel and analytical procedures applied to financial data and, thus, provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

Based on our review, nothing has come to our attention that causes us to believe that the non-consolidated financial statements referred to above are not presented fairly, in all material respects, in accordance with accounting principles generally accepted in the Republic of Korea.

The non-consolidated balance sheet of the Company as of December 31, 2003 and the related non-consolidated statements of earnings, appropriation of retained earnings and cash flows for the year then ended, which are not accompanying this report were audited by us and our report thereon, dated January 30, 2004, expressed an unqualified opinion. The accompanying non-consolidated balance sheet of the Company as of December 31, 2003, presented for comparative purposes is not different from that audited by us in all material respects.

The accompanying non-consolidated financial statements expressed in Korean Won have been translated into United States dollars solely for the convenience of the reader on the basis set forth in Note 2(b) to the non-consolidated financial statements.

The following matters may be helpful to the readers in their understanding of the non-consolidated financial statements:

As discussed in Note 2(a) to the non-consolidated financial statements, accounting principles and review standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to review such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and review standards and their application in practice.

As described in Note 1(a) to the non-consolidated financial statements, on March 3, 2004, Shinhan Bank sold 10.2% (29,873,295 shares) of total outstanding shares in the Company for W627,339 million (W21,000 per share), through after-hour block trading.

As described in Note 1(b) to the non-consolidated financial statements, the Company decided to acquire 18.85% of minority shares in Chohung Bank through tender offer and share exchange at the Board of Directors' Meeting held on April 12, 2004, and provided a tender offer for 3.77% of shares in Chohung Bank at W3,500 per share from April 26, 2004 to May 17, 2004. With respect to share exchange for 15.08% of shares in Chohung Bank, the shareholders, who were against the share exchange, were entitled for a right to sell their shares at W3,067 per share from May 25, 2004 to June 3, 2004, with a resolution of an extraordinary shareholders' meeting of Chohung Bank held on May 24, 2004, and the remaining shares were subject to share exchange, at the exchange ratio of
0.1354 share in the Company to each Chohung Bank share, on June 22, 2004. As a result, the Company's percentage of ownership increased to 100% and Chohung Bank became a wholly-owned subsidiary of the Company. Upon the acquisition of 66,363,126 shares in Chohung Bank from shareholders, who were against the share exchange, Chohung Bank became the shareholder of the Company, with 8,985,567 shares of common stock in the Company.

As described in Note 1(c) to the non-consolidated financial statements, the Company decided to incorporate Goodmorning Shinhan Securities Co., Ltd. as a wholly owned subsidiary of the Company through tender offer and share exchange at the Board of Directors' Meeting held on September 17, 2004. Pursuant to the resolution, the Company provided a tender offer for 40% (1,529,326 shares) of total outstanding preferred shares in Goodmorning Shinhan Securities Co., Ltd. at W2,500 per share. Additionally, with respect to the share exchange, 0.1633 shares of common stock of the Company will be allotted per one share of common stock of Goodmorning Shinhan Securities Co., Ltd. and one preferred shares of Goodmorning Shinhan Securities Co., Ltd. will be exchanged for 0.0977 shares of common stock of the Company. The aforementioned share exchange is anticipated to be approved at the extraordinary shareholders' meeting on November 26, 2004.

As described in Note 1(k) to the non-consolidated financial statements, on April 29, 2004, the Company decided to acquire 49% of total outstanding shares in Shinhan Credit Information Co., Ltd. from LSH Holdings LLC. As a result, on March 21, 2004, Shinhan Credit Information Co., Ltd. became a wholly- owned subsidiary of the Company.

As described in Note 2(n) to the non-consolidated financial statements, the Company adopted Statements of Korea Accounting Standards (the "SKAS") No. 10 ("Inventories"), No. 12 ("Construction-type Contracts") and No. 13 ("Troubled Debt Structuring"), effective from January 1, 2004, and also early adopted SKAS No. 15, "Equity Method of Accounting", which is effective for fiscal years beginning after December 31, 2004. With the Company's adoption of SKAS No. 15, non-consolidated financial statements both as of and for the year ended December 31, 2003 and as of and for the nine months ended September 30, 2003, which are presented for comparative purposes, were retroactively restated. As a result, the retroactive effect of this change was to decrease investment securities accounted for by the equity method, retained earnings and capital adjustment by W594,146 million, W1,007 million and W593,139 million, respectively.

As described in Note 4 to the non-consolidated financial statements, as of September 30, 2004, Shinhan Bank and Chohung Bank had loans receivable and others (including securities and guarantees and acceptances) amounting to W367,049 million and W299,180 million, respectively, which had been provided to SK Networks Co., Ltd. The debtor company has been under control by creditor banks in accordance with the Corporate Restructuring Promotion Act of the Republic of Korea. For those loans, Shinhan Bank and Chohung Bank provided W42,565 million and W34,773 million, respectively, of allowance for loan losses as of September 30, 2004. Actual losses on those loans might differ materially from management's assessment. The accompanying non-consolidated financial statements did not reflect the impact of the uncertainty on the financial position of the Company when its holdings in Shinhan Bank and Chohung Bank were accounted for using the equity method.

As described in Note 4 to the non-consolidated financial statements, as of September 30, 2004, Shinhan Bank and Chohung Bank had loans receivable and others (including securities) in the total amounts of W129,158 million and W130,915 million, respectively, which had been provided to LG Card Co., Ltd., an entity that has been under control by creditor banks due to its liquidity crisis. Actual losses on those loans might differ materially from management's assessment. The accompanying non-consolidated financial statements did not reflect the impact of the uncertainty on the financial position of the Company when its holdings in Shinhan Bank and Chohung Bank were accounted for using the equity method. In addition, Shinhan Bank and Chohung Bank provided W81,000 million and W73,400 million, respectively, of additional loans for the nine months ended September 30, 2004, and converted W162,300 million and W147,100 million, respectively, of loans to equity shares on July 28, 2004.

As described in Note 12 to the non-consolidated financial statements, the Company recorded W2,008,554 million of assets (representing 21.3% of non-consolidated total assets) as of September 30, 2004 and W87,942 million of operating revenue (representing 9.7% of non-consolidated total operating revenue) for the nine months ended September 30, 2004 through its related party transactions.

As described in Note 14(a) to the non-consolidated financial statements, on July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the "KDIC") to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Pursuant to the agreement, the Company would be required to pay contingent consideration to the KDIC at the maximum amount of W652,284 million related to Asset Indemnity Payment, W166,516 million related to General Indemnity Payment and additional Earn Out Payment based on earnings of Chohung Bank in future periods. As regards General Indemnity, eligibility of most of indemnifiable items, as provided for in a stock purchase agreement, expired during the nine months ended September 30, 2004. As for the remaining such items, indemnification appeared unlikely as of September 30, 2004. Accordingly, the Company made adjustment to reflect the aforementioned General Indemnity Payment as an addition to goodwill. The other two contingent considerations are not included in the acquisition cost, for the amount is not determinable.

/s/ KPMG Samjong Accounting Corp.

KPMG Samjong Accounting Corp.
Seoul, Korea
October 22, 2004

This report is effective as of October 22, 2004, the review report date. Certain subsequent events or circumstances, which may occur between the review report date and the time of reading this report, could have a material impact on the accompanying non-consolidated financial statements and notes thereto. Accordingly, the readers of the review report should understand that there is a possibility that the above review report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

                        Shinhan Financial Group Co., Ltd.

                         NON-CONSOLIDATED BALANCE SHEETS

                    September 30, 2004 and December 31, 2003

               (In millions of Won and thousands of U.S. dollars)

                                   (Unaudited)

                                                                                   Won                    U.S. dollars (note 2)
                                                                        -------------------------      --------------------------
                                                                            2004          2003             2004           2003
                                                                        -----------     ---------      ------------     ---------
        Assets
Cash and due from banks (notes 3 and 12)                                W    15,287         5,353      $     13,317         4,663
Securities (note 4)                                                       7,432,923     5,714,392         6,475,236     4,978,127
Loans (notes 5, 12 and 13)                                                1,959,627     1,935,180         1,707,141     1,685,844
Fixed assets (note 6)                                                         1,888         2,020             1,645         1,760
Other assets (notes 7, 12 and 13)                                            27,936        43,340            24,336        37,756
                                                                        -----------     ---------      ------------     ---------
                                                                        W 9,437,661     7,700,285      $  8,221,675     6,708,150
                                                                        ===========     =========      ============     =========

      Liabilities and Stockholders' equity

Liabilities:
   Borrowings (notes 8 and 13)                                          W   229,790       165,868           200,183       144,497
   Debentures (notes 9 and 13)                                            2,050,520     1,980,543         1,786,323     1,725,362
   Retirement and severance benefits (note 10)                                  150             -               131             -
   Other liabilities (notes 11 and 13)                                      194,152        30,464           169,137        26,539
                                                                        -----------     ---------      ------------     ---------
             Total liabilities                                            2,474,612     2,176,875         2,155,774     1,896,398

Stockholders' equity:
   Capital stock of W5,000 par value (note 15)
     Common stock
       Authorized -                     1,000,000,000 shares
       Issued and outstanding -           309,083,890 shares  in 2004
                                          294,401,300 shares  in 2003    1,545,419     1,472,007         1,346,301     1,282,348
     Preferred stock
       Issued and outstanding -            97,304,564 shares                486,523       486,523           423,837       423,837
   Capital surplus                                                        3,537,999     3,316,380         3,082,149     2,889,084
   Retained earnings (note 16)                                            1,363,918       865,391         1,188,185       753,891
   Capital adjustments (notes 4 and 17)                                      29,190      (616,891)           25,429      (537,408)
                                                                        -----------     ---------      ------------     ---------
             Total stockholders' equity                                   6,963,049     5,523,410         6,065,901     4,811,752

Commitments and contingencies (note 14)
                                                                        -----------     ---------      ------------     ---------
                                                                        W 9,437,661     7,700,285      $  8,221,675     6,708,150
                                                                        ===========     =========      ============     =========

See accompanying notes to non-consolidated financial statements.

                        Shinhan Financial Group Co., Ltd.

                     NON-CONSOLIDATED STATEMENTS OF EARNINGS

       For the quarters and nine months ended September 30, 2004 and 2003

  (In millions of Won and thousands of U.S. dollars, except earnings per share)

                                   (Unaudited)

                                                                     Won                           U.S. dollars (note 2)
                                          -------------------------------------------------   -----------------------------

                                                 Quarter ended          Nine months ended        Quarter        Nine months
                                                 September 30,             September 30,          ended            ended
                                          --------------------------   --------------------   September 30,    September 30,
                                              2004             2003      2004        2003         2004              2004
                                          ------------       -------   -------      -------   ------------     ------------
Operating revenue:

   Gain from equity method
     (notes 4 and 25)                     W    334,569       197,001   822,981      378,695   $     291,462          716,945
   Interest income (note 12)                    29,439        28,382    87,942       70,662          25,645           76,611
   Other                                           422           863         -            -             368                -
                                          ------------       -------   -------      -------   -------------    -------------
                                               364,430       226,246   910,923      449,357         317,475          793,556

Operating expense:

   Loss from equity method
     (notes 4 and 25)                            1,676        35,418     1,530      103,375           1,460            1,333
   Interest expense                             31,965        26,950    93,637       66,585          27,847           81,573
   Fees and commission                             157         4,094       228        4,124             137              199
   General and administrative
     expenses (note 19)                          6,686         3,869    21,668       15,987           5,824           18,875
                                          ------------       -------   -------      -------   -------------    -------------
                                                40,484        70,331   117,063      190,071          35,268          101,980
                                          ------------       -------   -------      -------   -------------    -------------
Operating income                               323,946       155,915   793,860      259,286         282,207          691,576

Non-operating income (expense):

  Foreign currency related gain, net                 9             -         9            3               8                8
  Loss from disposition of securities
     accounted for by equity method                  -             -         -         (166)              -                -
  Donation                                           -             -       (12)         (20)              -              (10)
  Other, net                                       257           (70)      724         (871)            224              630
                                          ------------       -------   -------      -------   -------------    -------------
                                                   266           (70)      721       (1,054)            232              628
                                          ------------       -------   -------      -------   -------------    -------------
Earnings before income taxes                   324,212       155,845   794,581      258,232         282,439          692,204

Income taxes (note 20)                               -             -          -            -              -                -
                                          ------------       -------   -------      -------   -------------    -------------
Net earnings                              W    324,212       155,845   794,581      258,232   $     282,439          692,204
                                          ============       =======   =======      =======   =============    =============
Ordinary income and net earnings
   per share in Won and U.S. dollars
   (note 21)                              W        955           486     2,363          837   $        0.83             2.06
                                          ============       =======   =======      =======   =============    =============
Diluted ordinary income and
   net earnings per share
   in Won and U.S. dollars (note 21)      W        845           459     2,089          823   $        0.74             1.82
                                          ============       =======   =======      =======   =============    =============

See accompanying notes to non-consolidated financial statements.

                        Shinhan Financial Group Co., Ltd.

                    NON-CONSOLIDATED STATEMENTS OF CASH FLOWS

       For the quarters and nine months ended September 30, 2004 and 2003

  (In millions of Won and thousands of U.S. dollars, except earnings per share)

                                   (Unaudited)

                                                                    Won                            U.S. dollars (note 2)
                                          --------------------------------------------------   -----------------------------

                                                 Quarter ended           Nine months ended        Quarter        Nine months
                                                 September 30,             September 30,           ended            ended
                                          --------------------------   ---------------------   September 30,    September 30,
                                              2004            2003       2004          2003         2004             2004
                                          ------------      --------   --------      -------   ------------     ------------
Cash flows from operating activities:

  Net earnings                            W    324,212       155,845    794,581      258,232   $     282,439          692,204

   Adjustments to reconcile
     net earnings to net cash
     provided by (used in)
     operating activities:

     Gain from equity method, net             (332,893)     (161,583)  (821,451)    (275,320)       (290,002)        (715,612)
     Provision for retirement and
       severance benefit                            61            24        167           24              53              145
     Depreciation expense                          174           160        484          391             152              422
     Amortization expense                           28            27         83           82              24               72
     Bad debt expense                                -             -        123        5,285               -              107
     Interest expense                              823           683      2,393        1,767             717            2,085
     Loss from disposition of securities
       accounted for by equity method                -             -          -          166               -                -
     Foreign currency related gain, net             (1)            1        (3)          (1)              (1)              (3)
     Stock compensation cost                       696           405       (241)         976             606             (210)
     Decrease (increase) in other assets         4,172         1,670     13,573      (14,609)          3,634           11,824
     Increase (decrease) in other
       liabilities                               1,235        21,165     (3,099)      28,077           1,076           (2,700)
     Retirement and severance
       benefit paid                                (24)          (96)      (115)        (131)            (21)            (100)
     Decrease in deposit for
       severance benefit insurance                  13            34         99           59              11               86
       Other, net                                 (422)         (793)         -            -            (368)               -
                                          ------------      --------   --------      -------   -------------    -------------
       Net cash provided by (used in)
         operating activities                   (1,926)       17,542    (13,406)       4,998          (1,680)         (11,680)

Cash flows from investing activities:

  Cash provided by investing activities:

     Dividends received                              -         1,000    256,536      186,896               -          223,483
     Disposition of securities accounted
       for by the equity method                      -             -          -        1,529               -                -
     Decrease in loans                         130,000       170,000    126,860            -         113,250          110,515
     Disposition of fixed assets                     -             -          -           29               -                -
     Disposition of other assets                    94             -          -            -              82                -
                                          ------------      --------   --------      -------   -------------    -------------
                                               130,094       171,000    383,396      188,454         113,332          333,998

                        Shinhan Financial Group Co., Ltd.

       For the quarters and nine months ended September 30, 2004 and 2003

  (In millions of Won and thousands of U.S. dollars, except earnings per share)

                                   (Unaudited)

                                                                    Won                                U.S. dollars (note 2)
                                          ----------------------------------------------------     ----------------------------

                                                 Quarter ended             Nine months ended          Quarter      Nine months
                                                 September 30,               September 30,             ended          ended
                                          --------------------------     ---------------------     September 30,  September 30,
                                              2004            2003         2004        2003             2004           2004
                                          ------------      --------     --------   ----------     -------------  -------------
  Cash used in investing activities:

     Purchase of securities accounted
       for by the equity method                      -      (927,034)     (96,979)    (927,034)                -        (84,484)
     Increase in loans                         (46,036)            -     (156,036)  (1,060,000)          (40,105)      (135,932)
     Purchases of fixed assets                    (199)         (156)        (435)        (807)             (173)          (379)
     Increase in other assets                        -            (6)        (703)      (1,120)                -           (612)
                                          ------------      --------     --------   ----------     -------------  -------------
                                               (46,235)     (927,196)    (254,153)  (1,988,961)          (40,278)      (221,407)
                                          ------------      --------     --------   ----------     -------------  -------------
       Net cash provided by (used in)
        investing activities                    83,859      (756,196)     129,243   (1,800,507)           73,054        112,591

Cash flows from financing activities:

  Cash provided by financing activities:

     Increase in borrowings                     56,036             -      261,036      114,500            48,816        227,403
     Increase in debentures                    100,000        50,000      200,000      950,000            87,116        174,231
     Issuance of shares                              -       927,648            -      927,648                 -              -
     Proceeds from reissuance of
       treasury stock                              381             -          381            -               332            332
                                          ------------      --------     --------   ----------     -------------  -------------
                                               156,417       977,648      461,417    1,992,148           136,264        401,966

  Cash used in financing activities:

     Decrease in borrowings                   (100,000)     (215,500)    (194,000)           -           (87,116)      (169,004)
     Decrease in debentures                   (130,000)            -     (130,000)           -          (113,250)      (113,250)
     Issuance cost on debentures paid             (393)         (149)        (921)      (2,930)             (342)          (802)
     Dividends paid                               (330)           (6)    (242,076)    (156,879)             (287)      (210,886)
     Issuance cost on shares issued                  -       (21,789)           -      (21,789)                -              -
     Reacquisition of treasury stock              (323)            -         (323)           -              (281)          (281)
                                          ------------      --------     --------   ----------     -------------  -------------
                                              (231,046)     (237,444)    (567,320)    (181,598)         (201,276)      (494,223)
                                          ------------      --------     --------   ----------     -------------  -------------
       Net cash provided by (used in)
         financing activities                  (74,629)      740,204     (105,903)   1,810,550           (65,012)       (92,257)
                                          ------------      --------     --------   ----------     -------------  -------------
Net increase in cash and cash equivalents        7,304         1,550        9,934       15,041             6,362          8,654

Cash and cash equivalents
     at beginning of period                      7,983        24,104        5,353       10,613             6,954          4,663
                                          ------------      --------     --------   ----------     -------------  -------------

Cash and cash equivalents
     at end of period                     W     15,287        25,654       15,287       25,654     $      13,316         13,317
                                          ============      ========     ========   ==========     =============  =============

See accompanying notes to non-consolidated financial statements.

                        Shinhan Financial Group Co., Ltd.

                 NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 2004

                                   (Unaudited)

(1)   General Description of the Company

      Shinhan Financial Group Co., Ltd. (the "Company") was incorporated on September 1, 2001 by way of the transfer of all issued shares owned by shareholders of Shinhan Bank, Shinhan Securities Co., Ltd., Shinhan Capital Co., Ltd. and Shinhan Investment Trust Management Co., Ltd. to the Company. The Company was formed for the purpose of providing management services and financing to affiliated companies with W1,461,721 million of initial capital stock and the Company's shares were listed on the Korea Stock Exchange on September 10, 2001.

      On September 16, 2003, the Company's American depository shares were listed on the New York Stock Exchange.

      As of September 30, 2004, the Company has 11 subsidiaries and its capital stock consists of W1,545,419 million in common stock and W486,523 million in preferred stock. Details of its subsidiaries are as follows:

      (a)   Shinhan Bank

            Shinhan Bank was established on September 15, 1981 to engage in commercial banking and trust operations. Shinhan Bank operates through 374 branches and 167 automated teller machine locations and its capital stock amounts to W1,224,034 million as of September 30, 2004.

            Additionally, on March 3, 2004, Shinhan Bank sold 10.2% (29,873,295 shares) of total outstanding shares in the Company for W627,339 million (W21,000 per share), through after-hour block trading.

      (b)   Chohung Bank

            Chohung Bank was established on October 1, 1943 under the General Banking Act of the Republic of Korea through the merger of Han Sung Bank, which was established on February 19, 1897, and Dong Il Bank, which was established on August 8, 1906, to engage in commercial banking and trust operations. The shares of Chohung Bank were listed on the Korea Stock Exchange on June 3, 1956, and Chohung Bank operates through 450 domestic branches, 82 depositary offices and 6 overseas branches and its capital stock amounts to W3,595,592 million as of September 30, 2004.

            On July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the "KDIC") to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Additionally, the Company's percentage of ownership increased to 81.15% through additional equity acquisition for W200,000 million on December 30, 2003.

            Additionally, the Company decided to acquire 18.85% of minority shares in Chohung Bank through tender offer and share exchange, at the Board of Directors' Meeting held on April 12, 2004, and provided a tender offer for 3.77% of shares in Chohung Bank at W3,500 per share from April 26, 2004 to May 17, 2004. With respect to share exchange for 15.08% of shares in Chohung Bank, the shareholders, who were against the share exchange, were entitled for a right to sell their shares at W3,067 per share from May 25, 2004 to June 3, 2004, with a resolution of an extraordinary shareholders' meeting of Chohung Bank held on May 24, 2004, and the remaining shares were subject to share exchange, at the exchange ratio of 0.1354 share in the Company to each Chohung Bank share, on June 22, 2004. As a result, the Company's percentage of ownership increased to 100% and Chohung Bank became a wholly-owned subsidiary of the Company. Upon the acquisition of 66,363,126 shares in Chohung Bank from shareholders, who were against the share exchange, Chohung Bank became the shareholder of the Company with 8,985,567 shares of common stock in the Company.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(1)   General Description of the Company, Continued

      (c)   Goodmorning Shinhan Securities Co., Ltd.

            Goodmorning Shinhan Securities Co., Ltd. ("Goodmorning Shinhan Securities") was incorporated on April 2, 1973 to engage in securities trading, underwriting and brokerage services. Its shares were listed on the Korea Stock Exchange on December 19, 1986. As of September 30, 2004, it operates through 79 branches and its capital stock amounts to W796,998 million (including W19,117 million of preferred stock).

            Additionally, the Company decided to incorporate Goodmorning Shinhan Securities as a wholly owned subsidiary of the Company through tender offer and share exchange, at the Board of Directors' Meeting held on September 17, 2004. Pursuant to the resolution, the Company provided a tender offer for 40% (1,529,326 shares) of total outstanding preferred stock in Goodmorning Shinhan Securities at W2,500 per share.

            Additionally, with respect to the share exchange, 0.1633 shares of common stock of the Company will be allotted per one share of common stock of Goodmorning Shinhan Securities Co., Ltd. and one preferred share of Goodmorning Shinhan Securities Co., Ltd. will be exchanged for 0.0977 share of common stock of the Company. The aforementioned share exchange is anticipated to be approved at the extraordinary shareholders' meeting on November 26, 2004.

      (d)   Shinhan Card Co., Ltd.

            Shinhan Card Co., Ltd. ("Shinhan Card") was established on June 1, 2002 under the Credit Specialty Finance Law through the spin-off of the credit card division of Shinhan Bank. Shinhan Card is engaged principally in credit card services, factoring, consumer loan and installment financing. As of September 30, 2004, Shinhan Card holds
            2.98 million franchise accounts and 2.40 million credit card holders, and its capital stock amounts to W152,847 million.

      (e)   Shinhan Capital Co., Ltd.

            Shinhan Capital Co., Ltd. ("Shinhan Capital") was incorporated on April 19, 1991 to engage in the leasing and rental business and it changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital. Its capital stock as of September 30, 2004 amounts to W80,000 million.

      (f)   Shinhan BNP Paribas Investment Trust Management Co., Ltd.

            On August 1, 1996, Shinhan BNP Paribas Investment Trust Management Co., Ltd. ("Shinhan BNP Paribas ITMC") was established and obtained a license to engage in the business of investment and trust of securities and advisory services under the Investment and Trust of Securities Law. Additionally, on October 24, 2002, the Company sold to BNP Paribas Asset Management Group 3,999,999 shares (50% of total outstanding shares less 1 share) of Shinhan Investment Trust Management Co., Ltd., which was renamed to Shinhan BNP Paribas ITMC. Its capital stock as of September 30, 2004 amounts to W40,000 million.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(1)   General Description of the Company, Continued

      (g)   Jeju Bank

            Jeju Bank was incorporated on March 18, 1969 under the General Banking Act of the Republic of Korea to engage in the commercial banking and trust business and listed its shares on the Korea Stock Exchange on December 28, 1972. On April 4, 2002, Jeju Bank became one of the subsidiaries of the Company through acquiring a 51% share from the KDIC. Additionally, the Company's percentage of ownership increased to 62% with the acquisition of additional common shares for W20,177 million on July 5, 2002 and its capital stock as of September 30, 2004 amounts to W77,644 million.

      (h)   SH&C Life Insurance Co., Ltd.

            SH&C Life Insurance Co., Ltd. ("SH&C Life Insurance") was established in October 1, 2002 to engage in the insurance business and other related business. Its capital stock as of September 30, 2004 amounts to W30,000 million.

      (i)   e-Shinhan Inc.

            e-Shinhan Inc. ("e-Shinhan") was incorporated on February 21, 2001 to engage in the business of internet brokerage service and comprehensive management services on customer accounts. Its capital stock as of September 30, 2004 amounts to W2,820 million.

      (j)   Shinhan Macquarie Financial Advisory Co., Ltd.

            Shinhan Macquarie Financial Advisory Co., Ltd. ("Shinhan Macquarie") was incorporated on August 1, 2001 to engage in the business of financial advisory services and cross border leasing. Its capital stock as of September 30, 2004 amounts to W1,000 million.

      (k)   Shinhan Credit Information Co., Ltd.

            Shinhan Credit Information Co., Ltd. ("Shinhan Credit Information") was established on July 8, 2002 as a wholly-owned subsidiary of the Company to engage in the business of debt collection services and credit research. Its capital stock as of September 30, 2004 amounts to W3,000 million.

            On April 29, 2004, the Company decided to acquire 49% of total outstanding shares in Shinhan Credit Information from LSH Holdings LLC. As a result, the Company's percentage of ownership increased to 100% and Shinhan Credit Information will become a wholly-owned subsidiary of the Company.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(1)   General Description of the Company, Continued

      Ownerships of the Company's subsidiaries as of September 30, 2004 and December 31, 2003 are as follows:

                                                                       2004                         2003
                                                             -------------------------    -------------------------
                                                                            Ownership                    Ownership
                                                              Number of    percentage      Number of    percentage
  Investor                          Investee                   shares          (%)          shares          (%)
------------            ------------------------------       -----------  ------------    -----------  ------------
The Company             Shinhan Bank                         244,806,782        100.0     244,806,782         100.0
                        Chohung Bank                         719,118,429        100.0     583,570,144          81.2
                        Goodmorning Shinhan Securities        94,084,384   (*)   59.4      94,084,384   (*)    59.4
                        Shinhan Card                          30,569,400        100.0      30,569,400         100.0
                        Shinhan Capital                       16,000,000        100.0      16,000,000         100.0
                        Shinhan BNP Paribas ITMC               4,000,001         50.0       4,000,001          50.0
                        Jeju Bank                              9,692,369         62.4       9,692,369          62.4
                        SH&C Life Insurance                    3,000,001         50.0       3,000,001          50.0
                        e-Shinhan                                415,495         73.7         415,495          73.7
                        Shinhan Macquarie                        102,000         51.0         102,000          51.0
                        Shinhan Credit Information               600,000        100.0         306,000          51.0
Shinhan Bank            The Company                                    -            -      29,873,359   (**)   10.2
Chohung Bank            The Company                            8,985,567          2.9               -             -

(*)   Outstanding shares; that is, less 1,047,213 shares of treasury stock.

(**) Preferred stocks are excluded and 10.2% (29,873,295 shares) of shares in Shinhan Bank were sold for W627,339 million (at W21,000 per share) on March 3, 2004 through after-hour block trading.

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

      (a)   Basis of Financial Statements Presentation

            The Company maintains its accounting records in Korean Won and prepares statutory non-consolidated financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these non-consolidated financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

            The accompanying non-consolidated financial statements include only the accounts of the Company, and do not include the accounts of any of its subsidiaries.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

      (b)   Basis of Financial Statements Translation

            The non-consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of W1,147.90 to US$1, the basic exchange rate on September 30, 2004. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

      (c)   Allowance for Loan Losses

            Allowance for loan losses is provided to cover estimated losses on loans, based on past experience of collection and analysis of the collectibility of individual outstanding loans.

      (d)   Investments in Securities

            Debt and equity securities should be classified into one of the three categories of held-to-maturity, available-for-sale, or trading securities at the time of acquisition and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

            Trading securities are carried at fair value, with unrealized holding gains and losses included in earnings. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

            Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers' credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

      (e)   Investment Securities Accounted for by the Equity Method

            Investments in affiliated companies with the Company's ownership of 20% or more or over which the Company has significant management control are stated at an amount as determined using the equity method.

            Under the equity method, the Company's initial investment is recorded at cost and is subsequently increased to reflect the Company's share of the investee income and reduced to reflect the Company's share of the investee losses or dividends received. Any excess in the Company's acquisition cost over the Company's share of the investee's identifiable net assets is generally recorded as goodwill or other intangibles. Goodwill (negative goodwill) is amortized by the straight-line method over a reasonable period, generally less than 20 years. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews goodwill for any impairment.

            Under the equity method, the Company does not record its share of losses of affiliate companies when such losses would make the Company's investment in such entity less than zero.

      (f)   Fixed Assets

            i)    Tangible Assets

                  Tangible assets are stated at cost. Significant additions or improvements extending value or useful lives of assets are capitalized, where normal maintenance and repairs are charged to expense when incurred.

                  The depreciation method and useful lives of tangible assets are as follows:

          Descriptions                 Depreciation method     Useful lives
-----------------------------          -------------------     ------------
Vehicles                                Declining-balance       Five years
Furniture, fixtures and other                   "                    "
Leasehold improvement                      Straight-line             "

            ii)   Intangible Assets

                  Intangible assets are stated at acquisition cost less amortization computed using the straight-line method over five years.

      (g)   Discount on Debentures

            Discount on debentures issued, which represents the difference between the face value of debentures issued and the issuance price of debentures, is amortized on the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

      (h)   Income Taxes

            Income tax on the earnings or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of earnings except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

            Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

            A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

      (i)   Retirement and Severance Benefits

            Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company's estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying non-consolidated balance sheets. A portion of the liability is covered by an employees' severance pay insurance where the employees have a vested interest in the deposit with the insurance company. The deposit for severance benefit insurance is, therefore, reflected in the accompanying balance sheets as a deduction from the liability for retirement and severance benefits.

      (j)   Translation of Foreign Currency Denominated Assets and Liabilities

            Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at W1,147.90 and W1,197.80 to US$1, the rates of exchange on September 30, 2004 and December 31, 2003, respectively, that are permitted by the Financial Accounting Standards. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction.

      (k)   Stock Options

            The stock option program allows the Company's employees to acquire shares of the Company or to be compensated for the market price difference. In case of stock grant type, the Company values stock options based upon an option pricing model under the fair value method and recognizes this value as an expense and a capital adjustment over the period in which the options vest. In case of price compensation type, the Company recognizes the compensation expense as an expense and a liability over the period in which the options vest.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

      (l)   Contingent Liabilities

            Contingent losses are generally recognized as a liability when probable and reasonably estimable.

      (m)   Use of Estimates

            The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

      (n)   Adoption of New Accounting Standards

            The Company adopted Statements of Korea Accounting Standards (the "SKAS") No. 10 ("Inventories"), No. 12 ("Construction-type Contracts") and No. 13 ("Troubled Debt Structuring"), effective from January 1, 2004, and also early adopted SKAS No. 15, "Equity Method of Accounting", which is effective for fiscal years beginning after December 31, 2004. With the Company's adoption of SKAS No. 15, non-consolidated financial statements both as of and for the year ended December 31, 2003 and as of and for the nine months ended September 30, 2003, which are presented for comparative purposes, were retroactively restated. As a result, the retroactive effect of this change was to decrease investment securities accounted for by the equity method, retained earnings and capital adjustment by W594,146 million, W1,007 million and W593,139 million, respectively.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(3)   Cash and Due from Banks

      As of September 30, 2004 and December 31, 2003, W2.5 million of cash and due from banks is restricted for guarantee deposits on bank accounts.

(4)   Securities

      Securities as of September 30, 2004 and December 31, 2003 consists solely of investment securities accounted for by the equity method and details are as follows:

                                                                                                  (in millions of Won)
                                                                             2004
                                      --------------------------------------------------------------------------------
                                                       Acquisition
                                                          and          Equity
                                        Beginning      dividend,       method     Retained     Capital       Ending
        Subsidiaries                     balance          net        gain (loss)  earnings   adjustments     balance
------------------------------        ------------    -----------    ----------   ---------  -----------     --------
Shinhan Bank                          W  2,946,530       (244,807)      532,987        (911)     637,041     3,870,840
Chohung Bank                             1,861,649    (*) 304,926       254,140         801      210,563     2,632,079
Goodmorning Shinhan Securities             546,872              -         9,187     (53,800)      50,363       552,622
Shinhan Card                               163,136              -        (1,043)          -            -       162,093
Shinhan Capital                            105,448         (8,000)       19,194           -          987       117,629
Shinhan BNP Paribas ITMC                    22,486         (2,000)        1,676           -           40        22,202
Jeju Bank                                   48,713              -         3,911         (38)        (707)       51,879
SH&C Life Insurance                         13,021              -           (38)          -        1,297        14,280
e-Shinhan                                    2,725              -          (450)          -            -         2,275
Shinhan Macquarie                            1,843         (1,730)          412           8            -           533
Shinhan Credit Information                   1,969          1,529         1,475           -        1,518         6,491
                                      ------------    -----------    ----------   ---------  -----------     ---------
                                      W  5,714,392         49,918       821,451     (53,940)     901,102     7,432,923
                                      ============    ===========    ==========   =========  ===========     =========

(*) W252,013 million of additional goodwill through additional equity acquisition is included.

As of September 30, 2004, Shinhan Bank and Chohung Bank had loans receivable and others (including securities and guarantees and acceptances) amounting to W367,049 million and W299,180 million, respectively, which had been provided to SK Networks Co., Ltd. The debtor company has been under control by creditor banks in accordance with the Corporate Restructuring Promotion Act of the Republic of Korea. For those loans, Shinhan Bank and Chohung Bank provided W42,565 million and W34,773 million, respectively, of allowance for loan losses as of September 30, 2004. Actual losses on those loans might differ materially from management's assessment. The accompanying non-consolidated financial statements did not reflect the impact of the uncertainty on the financial position of the Company when its holdings in Shinhan Bank and Chohung Bank were accounted for using the equity method.

As of September 30, 2004, Shinhan Bank and Chohung Bank had loans receivable and others (including securities) in the total amounts of W129,158 million and W130,915 million, respectively, which had been provided to LG Card Co., Ltd., an entity that has been under control by creditor banks due to its liquidity crisis. Actual losses on those loans might differ materially from management's assessment. The accompanying non-consolidated financial statements did not reflect the impact of the uncertainty on the financial position of the Company when its holdings in Shinhan Bank and Chohung Bank were accounted for using the equity method. In addition, Shinhan Bank and Chohung Bank provided W81,000 million and W73,400 million, respectively, of additional loans, for the nine months ended September 30, 2004, and converted W162,300 million and W147,100 million, respectively, of loans to equity shares on July 28, 2004.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(4)   Securities, Continued

      The changes in goodwill (negative goodwill) for the nine months ended September 30, 2004 are as follows:

                                                                                (in millions of Won)
                                              Beginning     Increase       Amortization      Ending
                                               balance     (decrease)       (reversal)      balance
                                             -----------   ----------      ------------    --------
Chohung Bank                                 W   820,239      166,516            46,081      940,674
Goodmorning Shinhan Securities                   144,538            -            12,753      131,785
Jeju Bank                                         (5,655)           -              (514)      (5,141)
                                             -----------   ----------      ------------    --------
                                             W   959,122      166,516            58,320    1,067,318
                                             ===========   ==========      ============    =========

The market values of the shares of Goodmorning Shinhan Securities and Jeju Bank owned by the Company are W318,946 million and W29,077 million, respectively, as of September 30, 2004 (W3,390 and W3,000 per share, respectively).

                                                                                                  (in millions of Won)
                                                                            2003
                                    ---------------------------------------------------------------------------------
                                                     Acquisition
                                                         and         Equity
                                      Beginning       dividend,      method      Retained     Capital         Ending
            Subsidiaries               balance           net       gain (loss)   earnings   adjustments      balance
------------------------------      ------------    -------------  -----------   ---------  -----------     ---------
Shinhan Bank                        W  2,474,864         (182,592)    476,273          937      177,048     2,946,530
Chohung Bank                                   -    (*) 2,031,471     (42,712)         621     (127,731)    1,861,649
Goodmorning Shinhan Securities           531,566                -       8,787      (12,342)      18,861       546,872
Shinhan Card                             247,460                -     (84,324)           -            -       163,136
Shinhan Capital                           76,458                -      26,204            -        2,786       105,448
Shinhan BNP Paribas ITMC                  22,581           (1,000)        917          (37)          25        22,486
Jeju Bank                                 47,386           (2,423)      5,116            -       (1,366)       48,713
SH&C Life Insurance                       14,630                -      (1,684)           -           75        13,021
e-Shinhan                                  3,892                -      (1,166)          (1)           -         2,725
Shinhan Macquarie                            423                -       1,446          (26)           -         1,843
Shinhan Credit Information                 3,121           (1,696)        544            -            -         1,969
                                    ------------    -------------  -----------   ---------  -----------      --------
                                    W  3,422,381        1,843,760     389,401      (10,848)      69,698     5,714,392
                                    ============    =============  ==========    =========  ===========     =========

(*) W26,513 million of additional goodwill through additional equity acquisition is included.

The changes in goodwill (negative goodwill) for the year ended December 31, 2003 are as follows:

                                                                          (in millions of Won)
                                          Beginning      Increase       Amortization   Ending
                                           balance      (decrease)       (reversal)    balance
                                          ---------     ----------      ------------   -------
Chohung Bank                              W       -        840,245            20,006   820,239
Goodmorning Shinhan Securities              161,542              -            17,004   144,538
Jeju Bank                                    (6,340)             -              (685)   (5,655)
                                          ---------     ----------      ------------   -------
                                          W 155,202        840,245            36,325   959,122
                                          =========     ==========      ============   =======

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(5)   Loans

      (a) Loans as of September 30, 2004 and December 31, 2003 consist of the following:

                                                          (in millions of Won and thousands of U.S. dollars)
                                                               Won                   U.S. dollars (Note 2)
                                                   -------------------------      --------------------------
                                                       2004           2003            2004            2003
                                                   -----------     ---------      ------------     ---------
 Loans in Won                                      W 1,747,200     1,637,200      $  1,522,084     1,426,257
 Loans in foreign currencies                           149,134       107,705           129,919        93,828
 Privately placed bonds                                 73,140       200,000            63,716       174,231
                                                   -----------     ---------      ------------     ---------
                                                     1,969,474     1,944,905         1,715,719     1,694,316
 Less: allowance for loan losses                        (9,847)       (9,725)           (8,578)       (8,472)
                                                   -----------     ---------      ------------     ---------
                                                   W 1,959,627     1,935,180      $  1,707,141     1,685,844
                                                   ===========     =========      ============     =========

(b) Details of loans as of September 30, 2004 and December 31, 2003 are as follows:

                                                                                    (in millions of Won)
                                      Borrower            Interest rate (%)          2004            2003
                                  ---------------------   -----------------     -------------     ---------
Loans in Won                      Shinhan Card              4.83 - 6.28         W   1,150,000     1,100,000
              "                   Shinhan Capital           4.83 - 8.12               597,200       537,200
                                                                                -------------     ---------
                                                                                    1,747,200     1,637,200

Loans in foreign currencies       Shinhan Capital         Libor+0.9 - 1.2             149,134       107,705

Privately placed bonds            Shinhan Bank                  7.42                   50,000        50,000
              "                   Goodmorning
                                     Shinhan Securities         6.23                        -       130,000
              "                   Jeju Bank                     8.14                   23,140        20,000
                                                                                -------------     ---------

                                                                                       73,140       200,000
     Less: allowance for loan losses                                            -------------     ---------
                                                                                    1,969,474     1,944,905
                                                                                       (9,847)       (9,725)
                                                                                -------------     ---------
                                                                                W   1,959,627     1,935,180
                                                                                =============     =========

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(5)   Loans, Continued

      (c) The maturities of loans as of September 30, 2004 and December 31, 2003 are as follows:

                                                                                        (in millions of Won)
                                                                       Loans
                                                     Loans          in foreign      Privately
         At September 30, 2004                      in Won          currencies     placed bonds      Total
------------------------------------            ---------------     ----------     ------------    ---------
Due in 3 months or less                         W       197,200              -                -      197,200
Due in 6 months or less                                 180,000         34,437                -      214,437
Due after 6 months through 12 months                    160,000         34,344                -      194,344
Due after 1 years through 3 years                       950,000         80,353            3,140    1,033,493
Thereafter                                              260,000              -           70,000      330,000
                                                ---------------     ----------     ------------    ---------
                                                W     1,747,200        149,134           73,140    1,969,474
                                                ===============     ==========     ============    =========

                                                                                        (in millions of Won)
                                                                       Loans
                                                    Loans           in foreign      Privately
         At December 31, 2003                      in Won           currencies     placed bonds      Total
------------------------------------            ---------------     ----------     ------------    ---------
Due in 3 months or less                         W             -              -              -              -
Due in 6 months or less                                  90,000              -              -         90,000
Due after 6 months through 12 months                     97,200              -        130,000        227,200
Due after 1 years through 3 years                     1,220,000        107,705              -      1,327,705
Thereafter                                              230,000              -         70,000        300,000
                                                ---------------     ----------     ----------      ---------
                                                W     1,637,200        107,705        200,000      1,944,905
                                                ===============     ==========     ==========      =========

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(6) Fixed Assets

    Fixed assets as of September 30, 2004 and December 31, 2003 consist of the following:

                                                                 (in millions of Won and thousands of U.S. dollars)
                                                                          Won                U.S. dollars (Note 2)
                                                               ------------------------    ------------------------
                                                                  2004            2003        2004            2003
                                                               ----------        ------    ----------        ------
Property and equipment:

  Vehicles                                                     W      406           391    $      354           341
  Furniture and fixtures                                            1,320           993         1,150           865
  Leasehold improvements and other                                  1,483         1,404         1,292         1,223
                                                               ----------        ------    ----------        ------
                                                                    3,209         2,788         2,796         2,429
Less: accumulated depreciation                                     (1,667)       (1,182)       (1,452)       (1,030)
                                                               ----------        ------    ----------        ------
                                                                    1,542         1,606         1,344         1,399

Intangible assets:

  Other                                                               346           414           301           361
                                                               ----------        ------    ----------        ------
                                                               W    1,888         2,020    $    1,645         1,760
                                                               ==========        ======    ==========        ======

      As of September 30, 2004, the Company maintains insurance policies covering loss and liability arising from automobile accidents.

(7)   Other Assets

      Other assets as of September 30, 2004 and December 31, 2003 consist of the following:

                                                    (in millions of Won and thousands of U.S. dollars)
                                                                Won             U.S. dollars (Note 2)
                                                     -----------------------   -----------------------
                                                        2004           2003       2004           2003
                                                     ----------       ------   ----------       ------
Guarantee deposits paid                              W    7,840        7,840   $    6,830        6,830
Accounts receivable                                       5,462        7,612        4,758        6,631
Accrued income                                           11,051       11,334        9,627        9,874
Advance payments                                             10           10            9            9
Prepaid expenses                                            340        1,667          296        1,452
Prepaid income taxes                                      1,519       13,867        1,323       12,080
Other                                                     1,714        1,010        1,493          880
                                                     ----------       ------   ----------       ------
                                                     W   27,936       43,340   $   24,336       37,756
                                                     ==========       ======   ==========       ======

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(8)   Borrowings

      (a) Borrowings as of September 30, 2004 and December 31, 2003 consist of the following:

                                     (in millions of Won and thousands of U.S. dollars)

                                                  Won             U.S. dollars (Note 2)
                                       ----------------------    -----------------------
                                          2004         2003         2004          2003
                                          ----         ----         ----          ----
Borrowings in Won                      W  115,000      94,000    $  100,183       81,889
Borrowings in foreign currencies          114,790      71,868       100,000       62,608
                                       ----------     -------    ----------      -------
                                       W  229,790     165,868    $  200,183      144,497
                                       ==========     =======    ==========      =======

      (b) The maturities of borrowings as of September 30, 2004 and December 31, 2003 are as follows:

                                                       (in millions of Won)

                                                      Borrowings
                                       Borrowings     in foreign
  At September 30, 2004                  in Won       currencies     Total
  ---------------------                  ------       ----------     -----
Due in 3 months or less                W  115,000            -      115,000
Due in 6 months or less                         -       34,437       34,437
Due after 6 months through 12 months            -            -            -
Due after 1 years through 3 years               -       80,353       80,353
Thereafter                                      -            -            -
                                       ----------      -------      -------
                                       W  115,000      114,790      229,790
                                       ==========      =======      =======

                                                       (in millions of Won)

                                                    Borrowings
                                       Borrowings   in foreign
  At December 31, 2003                   in Won     currencies       Total
  --------------------                   ------     ----------       -----
Due in 3 months or less                W       -           -              -
Due in 6 months or less                   90,000           -         90,000
Due after 6 months through 12 months       4,000           -          4,000
Due after 1 years through 3 years              -      71,868         71,868
Thereafter                                     -           -              -
                                       ---------      ------        -------
                                       W  94,000      71,868        165,868
                                       =========      ======        =======

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(9)   Debentures

      (a) Debentures as of September 30, 2004 and December 31, 2003 consist of the following:

                                          (in millions of Won and thousands of U.S. dollars)

                                             Won                 U.S. dollars (Note 2)
                                 -------------------------     ----------------------------
                                     2004          2003            2004             2003
                                     ----          ----            ----             ----
Korean Won debentures            W  2,020,000    1,950,000     $  1,759,735       1,698,754
Foreign currency debentures            34,437       35,934           30,000          31,304
                                 ------------    ---------     ------------       ---------
                                    2,054,437    1,985,934        1,789,735       1,730,058
Less: discount on debentures           (3,917)      (5,391)          (3,412)         (4,696)
                                 ------------    ---------     ------------       ---------
                                 W  2,050,520    1,980,543     $  1,786,323       1,725,362
                                 ============    =========     ============       =========

      (b) The maturities of debentures as of September 30, 2004 and December 31, 2003 are as follows:

                                                                              (in millions of Won)

                                              Korean Won          Foreign currency
    At September 30, 2004                     debentures             debentures           Total
    ---------------------                     ----------             ----------           -----
Due in 3 months or less                            100,000                  -             100,000
Due in 6 months or less                      W     180,000                  -             180,000
Due after 6 months through 12 months               160,000             34,437             194,437
Due after 1 years through 3 years                1,320,000                  -           1,320,000
Thereafter                                         260,000                  -             260,000
                                             -------------             ------           ---------
                                             W   2,020,000             34,437           2,054,437
                                             =============             ======           =========

                                                                         (in millions of Won)

                                               Korean Won       Foreign currency
  At December 31, 2003                         debentures          debentures         Total
  --------------------                         ----------          ----------         -----
Due in 3 months or less                      W           -                -                 -
Due in 6 months or less                                  -                -                 -
Due after 6 months through 12 months               230,000                -           230,000
Due after 1 years through 3 years                1,590,000           35,934         1,625,934
Thereafter                                         130,000                -           130,000
                                             -------------           ------         ---------
                                             W   1,950,000           35,934         1,985,934
                                             =============           ======         =========

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(10)  Retirement and Severance Benefits

      Changes in retirement and severance benefits for the nine months ended September 30, 2004 and the year ended December 31, 2003 are as follows:

                                                       (in millions of Won and thousands of U.S. dollars)

                                                                  Won               U.S. dollars (Note 2)
                                                          ------------------        --------------------
                                                           2004         2003         2004           2003
                                                           ----         ----         ----           ----
Estimated severance liability at beginning of period      W   530        570        $   462          497
Provision                                                     167        140            145          122
Payment                                                      (115)      (180)          (100)        (157)
                                                          -------        ---        -------          ---
Estimated severance liability at end of period                582        530            507          462
Less: deposit for severance benefit insurance                (432)      (530)          (376)        (462)
                                                          -------        ---        -------          ---
     Net balance at end of period                         W   150          -        $   131            -
                                                          =======        ===        =======          ===

(11)  Other Liabilities

      Other liabilities as of September 30, 2004 and December 31, 2003 consist of the following:

                                                             (in millions of Won and thousands of U.S. dollars)

                                                                    Won               U.S. dollars (Note 2)
                                                          ----------------------    ------------------------
                                                            2004           2003        2004            2003
                                                            ----           ----        ----            ----
Withholding taxes                                         W     157        1,176    $      137         1,024
Dividends payable                                               966          928           841           808
Accounts payable                                            180,640       14,492       157,366        12,625
Accrued expenses                                             12,061       12,189        10,507        10,619
Unearned revenue                                                328        1,679           286         1,463
                                                          ---------       ------    ----------        ------
                                                          W 194,152       30,464    $  169,137        26,539
                                                          =========       ======    ==========        ======

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(12)  Related Party Transactions

      (a)   Details of transactions

            Significant transactions with the related parties for the quarters and nine months ended September 30, 2004 and 2003 are as follows:

                                                                                      (in millions of Won)

                                                                             Quarter        Nine months
                                                                              ended           ended
                                                                          September 30,    September 30,
                                                                        ---------------   ---------------
Revenue earned         Expense incurred           Account                2004     2003     2004     2003
--------------         ----------------           -------                ----     ----     ----     ----
The Company          Shinhan Bank            Interest income           W   992    1,029    3,343    3,192
           "         Goodmorning Shinhan
                       Securities            Interest income             1,915    2,026    5,941    6,052
           "         Shinhan Card            Interest income            15,729   16,624   48,151   39,181
           "         Shinhan Capital         Interest income            10,347    8,296   29,205   21,016
           "         Jeju Bank               Interest income               457      407    1,302    1,221
                                                                       -------   ------   ------   ------
                                                                        29,440   28,382   87,942   70,662
                                                                       -------   ------   ------   ------
Shinhan Bank         The Company             Rental income                  17        -       26        -
           "         Chohung Bank            Interest income                 -      970       30      970
           "                   "             Gain on derivatives             -        -    1,307        -
           "                   "             Rental income                  43        -       43        -
           "         Goodmorning Shinhan
                       Securities            Interest income               606    1,226    1,638    2,099
           "                   "             Rental income                 164       39      172      100
           "         Shinhan Card            Interest income             2,524    1,393    3,324    4,022
           "                   "             Fees and commission
                                               income                    8,840   13,352   26,962   49,957
           "                   "             Rental income                 135      197      566      605
           "         Shinhan Capital         Interest income               646      685    2,098    2,193
           "                   "             Rental income                 164       78      232      232
           "                   "             Gain on derivatives            57      434      587      434
           "         Jeju Bank               Interest income                 -       53       75      172
           "         Shinhan Credit
                       Information           Rental income                  55       51      183      164
           "         SH&C Life Insurance     Fees and commission
                                               income                    8,186        -    8,187        -
Chohung Bank         Shinhan Bank            Interest income               195        -      246        -
           "                   "             Gain on derivatives             -      882    1,564      882
           "                   "             Rental income                 105        -      105        -
           "         Shinhan Capital         Interest income                 2        -       66        -
           "                   "             Gain on derivatives           552        -      811        -
           "         Shinhan Card            Interest income               233        -      768        -
           "         Goodmorning Shinhan
                       Securities            Interest income                29        -       49        -
           "         SH&C Life Insurance     Other income               3,589-        -    7,466        -

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(12)  Related Party Transactions, Continued

                                                                                      (in millions of Won)

                                                                            Quarter         Nine months
                                                                             ended            ended
                                                                          September 30,    September 30,
                                                                        ---------------   ---------------
 Revenue earned      Expense incurred        Account                     2004     2003     2004     2003
 --------------      ----------------        -------                     ----     ----     ----     ----
Goodmorning Shinhan
   Securities        Shinhan Bank            Interest income                 -    1,015      322    1,336
           "                   "             Fees and commission
                                               income                        -      340        -      340
           "         Chohung Bank            Interest income               106        -      299        -
           "         Shinhan Card            Rental income                  74       53      220      158
           "                   "             Fees and commission
                                               income                      150        -      267        -
                     Shinhan BNP
           "           Paribas ITMC          Rental income                  51      151      153      151
                     SH&C Life Insurance     Fees and commission
           "                                   income                       13        -       13        -
Shinhan Card         Shinhan Bank            Interest income                 3        -       69        5
           "                   "             Fees and commission
                                               income                       47       10       92       25
                     Goodmorning Shinhan     Fees and commission             9        -       20        -
           "           Securities              income
                     Jeju Bank               Fees and commission
           "                                   income                      168        -      168        -
                     SH&C Life Insurance     Fees and commission
           "                                   income                    1,411        -    2,759        -
           "         Shinhan Credit          Fees and commission
                       Information             income                       35        -       35        -
Shinhan Capital      Shinhan Bank            Interest income               420       92      969      284
           "                   "             Gain on derivatives           225    1,390    1,184    1,941
           "         Chohung Bank            Interest income               318        -      662        -
           "                   "             Gain on derivatives           819        -      910        -
Shinhan BNP
  Paribas ITMC       Shinhan Bank            Interest income               237      119      311      298
Jeju Bank            Shinhan Bank            Interest income                 2       41        2       87
           "         Chohung Bank            Interest income                 1        -        1        -
           "         SH&C Life Insurance     Fees and commission
                                               income                       49        -      107        -
SH&C Life Insurance  Shinhan Bank            Interest income               109      115      195      372
           "                   "             Insurance income              250        -      738        -
e-Shinhan            Shinhan Bank            Interest income                16       30       54      108
           "                   "             Fees and commission
                                               income                        -        -       35        -
           "         Shinhan Card            Fees and commission
                                               income                        1        -        5        -
           "         The Company             Fees and commission
                                               income                       72       55      156       55

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(12)  Related Party Transactions, Continued

                                                                                      (in millions of Won)

                                                                            Quarter        Nine months
                                                                             ended            ended
                                                                           September 30,   September 30,
                                                                     -------------------   -------------
Revenue earned          Expense incurred           Account               2004     2003     2004    2003
--------------          ----------------           -------               ----     ----     ----    ----
Shinhan Macquarie    Shinhan Bank            Interest income                 1        -        2        -
Shinhan Credit                               Fees and commission
 Information                   "               income                      927      677    2,188    1,909
           "                   "             Interest income                22        -       46        -
           "         Chohung Bank            Fees and commission
                                               income                    1,084        -    2,492        -
           "         Goodmorning Shinhan     Fees and commission
                       Securities              income                        4        -       10        -
           "         Shinhan Card            Fees and commission
                                               income                    1,731    2,393    6,391    5,969
           "         Shinhan Capital         Fees and commission
                                               income                       25        -      107        -
           "         Jeju Bank               Fees and commission
                                               income                       35      141      176      425
                                                                     ---------   ------   ------  -------
                                                                        34,557   25,982   77,663   75,293
                                                                     ---------   ------  -------  -------
                                                                     W  63,997   54,364  165,605  145,955
                                                                     =========   ======  =======  =======

(b) Account balances

     Significant balances with the related parties as of September 30, 2004 and December 31, 2003 are as follows:

                                                                                 (in millions of Won)

  Creditor              Debtor                        Account                     2004        2003
  --------              ------                        -------                     ----        ----
The Company          Shinhan Bank                  Due from banks             W    15,287       5,327
          "                     "                  Other assets                    12,055      14,644
          "                     "                  Loans                           50,000      50,000
          "          Goodmorning
                       Shinhan Securities          Loans                                -     130,000
          "                     "                  Other assets                         -         134
          "          Shinhan Card                  Loans                        1,150,000   1,100,000
          "                     "                  Other assets                     6,759       6,541
          "          Shinhan Capital               Loans                          746,334     644,905
          "                     "                  Other assets                     4,719       5,066
          "          Jeju Bank                     Loans                           23,140      20,000
          "                     "                  Other assets                       186         186
          "          Shinhan Credit Information    Other assets                        74          38
                                                                              -----------   ---------
                                                                                2,008,554   1,976,841
                                                                              ===========   =========

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(12)  Related Party Transactions, Continued

                                                                                 (in millions of Won)

   Creditor                   Debtor              Account                          2004       2003
   --------                   ------              -------                          ----       ----
Shinhan Bank              Chohung Bank          Securities                        23,839     132,708
            "                       "           Loans                              3,478           -
            "                       "           Other assets                         597         797
            "             Goodmorning
                            Shinhan Securities  Loans                             30,000      30,000
            "                       "           Other assets                       6,447       4,418
            "             Shinhan Card          Loans                             35,400      28,500
            "                       "           Other assets                       3,443          87
            "             Shinhan Capital       Loans                             57,395      75,933
            "                       "           Other assets                         292         233
            "             Jeju Bank             Loans                                  -       3,140
            "                       "           Other assets                           -         561
            "             SH&C Life Insurance   Other assets                       1,470       1,455
Chohung Bank              Shinhan Bank          Securities                             -      96,515
            "                       "           Other assets                       3,678       4,324
            "             Shinhan Capital       Loans                                591         392
            "                       "           Other assets                         220           -
            "             SH&C Life Insurance   Other assets                       1,279           -
 Goodmorning
 Shinhan Securities       Shinhan Bank          Due from banks                     5,899      53,064
            "                       "           Other assets                       7,690       6,791
            "             Chohung Bank          Due from banks                     6,617       2,011
            "                       "           Other assets                         373           8
            "             Shinhan Card          Other assets                         137           -
            "             SH&C Life Insurance   Other assets                         1           -
Shinhan Card              The Company           Other assets                           -         906
            "             Shinhan Bank          Cash and due from banks              430         102
            "                       "           Other assets                       1,189       1,189
            "             Chohung Bank          Cash and due from banks                6           -
            "             Goodmorning
                            Shinhan Securities  Other assets                       4,635       4,635
            "             SH&C Life Insurance   Other assets                         173         338
Shinhan Capital           The Company           Other assets                           -         773
            "             Shinhan Bank          Short-term financial instruments  61,140      58,231
            "                       "           Other assets                       2,429       2,341
            "             Chohung Bank          Securities                         6,338       6,714
            "                       "           Other assets                         330         173
            "                       "           Derivative assets                    595           -

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(12)  Related Party Transactions, Continued

                                                                                           (in millions of Won)

    Creditor                     Debtor                        Account                     2004         2003
    --------                     ------                        -------                     ----         ----
 Shinhan BNP                  Shinhan Bank                 Cash and due from banks           12,964       4,436
  Paribas ITMC
             "                       "                     Other assets                         230         105
             "                Goodmorning
                                Shinhan Securities         Other assets                       3,496       3,496
 Jeju Bank                    Shinhan Bank                 Due from banks                       964           -
             "                        "                    Other assets                           -         561
             "                SH&C Life Insurance          Other assets                          17           -
 SH&C Life Insurance          Shinhan Bank                 Cash and cash equivalents          1,469      33,563
             "                       "                     Other assets                           1          46
             "                Chohung Bank                 Cash and cash equivalents             33           -
 e-Shinhan                    Shinhan Bank                 Cash and cash equivalents            133       2,158
             "                       "                     Loans                              1,300           -
             "                       "                     Other assets                           4           -
             "                Chohung Bank                 Due from banks                        16           -
 Shinhan Macquarie            Shinhan Bank                 Cash and cash equivalents          3,378       1,187
 Shinhan Credit Information   Shinhan Bank                 Cash and cash equivalents          3,582       1,686
             "                       "                     Other assets                       1,021       1,146
             "                Chohung Bank                 Other assets                         327           -
             "                Shinahan Card                Other assets                         532         892
             "                Shinhan Capital              Other assets                           2           -
             "                Jeju Bank                    Other assets                          71         161
                                                                                       ------------   ---------
                                                                                            295,651     565,776
                                                                                       ------------   ---------
                                                                                       W  2,304,205   2,542,617
                                                                                       ============   =========

(c)   Guarantees and acceptances

      The guarantees and acceptances provided between the related parties as of September 30, 2004 are as follows:

                                                                                           (in millions of Won)

                                                                                                      Amount
  Creditor                        Debtor                     Account                                guaranteed
  --------                        ------                     -------                                ----------
The Company                  Goodmorning Shinhan
                               Securities                 Lease guarantee                          W    50,000
Shinhan Bank                 Shinhan Capital              Letter of credit                              11,311
           "                 Shinhan Finance              Guarantees for loans                         126,667
Chohung Bank                 Chohung Finance              Guarantees for letter of credit                  804
                                                                                                   -----------
                                                                                                   W   188,782
                                                                                                   ===========

                                      F-29

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(13)  Assets and Liabilities Denominated in Foreign Currency

      Assets and liabilities denominated in foreign currency as of September 30, 2004 and December 31, 2003 are as follows:

                                                                (in millions of Won and thousands of U.S. dollars)

                                                            Foreign currency                  Won equivalent
                                                      --------------------------       --------------------------
                                                          2004             2003            2004            2003
                                                          ----             ----            ----            ----
Assets:

    Loans                                             $    129,919        89,919       W    149,134       107,705
    Other assets                                               316           426                363           510
                                                      ------------        ------       ------------       -------
                                                      $    130,235        90,345       W    149,497       108,215
                                                      ============        ======       ============       =======
Liabilities:

    Borrowings                                        $    100,000        60,000       W    114,790        71,868
    Debentures                                              30,000        30,000             34,437        35,934
    Discount on debentures                                     (30)          (50)               (34)          (60)
    Other liabilities                                          291           382                334           457
                                                      ------------        ------       ------------       -------
                                                      $    130,261        90,332       W    149,527       108,199
                                                      ============        ======       ============       =======

(14)  Commitments and Contingencies

      (a)   Acquisition of Chohung Bank

            On July 9, 2003, the Company made an agreement with the KDIC to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. Additionally, in accordance with the agreement, the Company would be required to pay contingent consideration to the KDIC in relation to the earnings in the future and changes in fair value of assets and liabilities of Chohung Bank and the details are as follows:

            - Asset Indemnity Payment

                Amount         :  W652,284 million - asset indemnity amount
                                  for corporate loans, returned KAMCO loans and credit card loans

                Payment date   :  earlier of 60 days after the date asset
                                  indemnity is determined as of June 30, 2005 or the date as agreed on

                Interest       :  4.3% per annum

            - General Indemnity Payment

                Amount         : W166,516 million (may be offset by any amounts
                                 due and payable by the KDIC to the Company in connection with the breach of representation or warranty)

                Payment date   : the second anniversary date of cash portion
                                 closing date

                Interest       : 4.3% per annum

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(14)  Commitments and Contingencies, Continued

            -Earn Out Payment

                Amount         :  20% of the total excess amount, which means
                                  net earnings of Chohung Bank for fiscal years of 2004, 2005 and 2006 in excess of W1,800 billion

                Payment date   :  within 30 days after the date excess amount is
                                  determined for the fiscal year of 2006

            As regards General Indemnity, eligibility of most of indemnifiable items, as provided for in a stock purchase agreement, expired during the nine months ended September 30, 2004. As for the remaining such items, indemnification appeared unlikely as of September 30, 2004. Accordingly, the Company made adjustment to reflect the aforementioned General Indemnity Payment as an addition to goodwill. The other two contingent considerations are not included in the acquisition cost, for the amount is not determinable.

      (b)   Indemnification on contingent loss

            Pursuant to the sale agreement of 50% shares in Shinhan ITMC, entered into between BNP Paribas Asset Management Group and the Company, the Company agreed to compensate BNP Paribas Asset Management Group for contingent loss arising from following pending lawsuit filed against Shinihan BNP Paribas ITMC:

                                                          (in millions of Won)

                                                                      Amount
        Plaintiff                   Claim for                        claimed
        ---------                   ---------                        -------
Bumin Mutual Savings Bank       Indemnity for losses                 W  100

            However, with regard to the above pending lawsuit, the ultimate outcome of this lawsuit cannot be presently determined.

      (c) As of September 30, 2004, the Company has provided a blank note to KorAm Bank as collateral related to bank overdrafts.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(15)  Capital Stock

      (a) The Company issued new preferred stock for the year ended December 31, 2003, and the details are as follows:

                                                   Predetermined
                                      Number of    dividend rate
                                       shares          (%)                      Redeemable period
                                       ------          ---                      -----------------
Redeemable preferred stock:

     Series 1                         9,316,792        4.04             August 19, 2004 - August 18, 2006
     Series 2                         9,316,792        4.04             August 19, 2005 - August 18, 2007
     Series 3                         9,316,792        4.04             August 19, 2006 - August 18, 2008
     Series 4                         9,316,792        4.04             August 19, 2007 - August 18, 2009
     Series 5                         9,316,793        4.04             August 19, 2008 - August 18, 2010
     Series 6                         3,500,000        7.00              July 19, 2006 - August 18, 2006
     Series 7                         2,433,334        7.46              July 19, 2008 - August 18, 2008
     Series 8                            66,666        7.86              July 19, 2010 - August 18, 2010
                                     ----------
                                     52,583,961

Redeemable convertible preferred stock:

     Series 9 (*)                    44,720,603        2.02             August 19, 2006 - August 18, 2008
                                     ----------
                                     97,304,564
                                     ==========

(*)  Convertible period        : August 19, 2004 - August 18, 2007
     Conversion ratio          : 1 common share to 1 preferred share
     Conversion price in Won   : W18,086

            Details of changes in capital stock for the six months ended September 30, 2004 and the year ended December 31, 2003 are as follows:

                                                                                               (in millions of Won)

                                                                                   2004
                                                        ---------------------------------------------------------
                                                        Number of shares       Capital stock      Capital surplus
                                                        ----------------       -------------      ---------------
Balance at beginning of the period                        391,705,864           1,958,530           3,316,380
Share exchange                                             14,682,590              73,412             221,560
Reissuance of treasury stock                                        -                   -                  59
                                                          -----------           ---------           ---------
Balance at end of the year                                406,388,454           2,031,942           3,537,999
                                                          ===========           =========           =========

                                                                                          (in millions of Won)

                                                                                   2003
                                                        --------------------------------------------------------
                                                        Number of shares      Capital stock      Capital surplus
                                                        ----------------      -------------      ---------------
Balance at beginning of the year                          292,361,125           1,461,806           1,976,625
Redeemable preferred stock issued:
  Series 1 to 5                                            46,583,961             232,920             237,784
  Series 6 to 8                                             6,000,000              30,000             855,530
Redeemable convertible preferred stock issued:
  Series 9                                                 44,720,603             223,603             228,271
Common stock issued                                         1,864,065               9,320              18,183
Stock exchange                                                176,110                 881                 (13)
                                                        -------------         -----------        ------------
Balance at end of the year                                391,705,864           1,958,530           3,316,380
                                                        =============         ===========        ============

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(16)  Retained Earnings

      Retained earnings as of September 30, 2004 and December 31, 2003 consist of the following:

                                           (in millions of Won and thousands of U.S. dollars)

                                                   Won                   U.S. dollars (Note 2)
                                          ------------------------      ----------------------
                                              2004           2003         2004          2003
                                              ----           ----         ----          ----
Legal reserve                             W    118,692      82,469     $  103,399      71,843
Retained earnings before appropriation       1,245,226     782,922      1,084,786     682,048
                                          ------------     -------      ---------     -------
                                          W  1,363,918     865,391     $1,188,185     753,891
                                          ============     =======     ==========     =======

      The Korean Financial Holding Company Act requires the Company to appropriate a minimum of 10% of annual net earnings as legal reserve whenever dividends are paid until such reserve equals its paid-in capital. This reserve is not available for payment of cash dividends. However, subject to the stockholders' approval, it may be transferred to common stock in connection with stock dividends or used to reduce any accumulated deficit.

(17)  Capital Adjustment

      Capital adjustments as of September 30, 2004 and December 31, 2003 consist of the following:

                                         (in millions of Won and thousands of U.S. dollars)

                                                       Won                 U.S. dollars (Note 2)
                                                ------------------         ---------------------
                                                 2004       2003            2004          2003
                                                 ----       ----            ----          ----
Unrealized gain on investment securities
    accounted for by the equity method       W  255,110     13,871       $ 222,241       12,084
Unrealized loss on investment securities
    accounted for by the equity method         (232,539)  (640,388)       (202,578)    (557,878)
Stock options (note 18)                           6,619      9,626           5,766        8,386
                                             ----------   --------       ---------     --------
                                             W   29,190   (616,891)      $  25,429     (537,408)
                                             ==========   ========       =========     ========

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(18)  Stock Options

      (a) Details of stock options as of September 30, 2004 and December 31, 2003 are as follows:

                                                      (in Won)

Grant date                    March 25, 2004        May 15, 2003         May 22, 2002
----------                    --------------        ------------         ------------
Shares granted               1,301,600 shares     1,156,300 shares      1,004,200 shares

Share expired to date            6,128 shares        55,693 shares        133,979 shares
                            -----------------    -----------------     -----------------
Shares outstanding           1,295,472 shares     1,100,607 shares        870,221 shares

Type of stock options         Stock grant or       Stock grant or      Price compensation
                            price compensation   price compensation

Exercise price                        W21,595              W11,800               W18,910

Exercise period             Within three years    Within four years    Within four years
                                 after                after                 after
                              two years from       two years from        two years from
                                grant date            grant date           grant date

Forfeited period             After five years      After six years       After six years
                             from grant date       from grant date       from grant date

Assumptions used to determine the fair value of options:

Risk-free interest rate                4.39%               4.25%                   -

Expected exercise period             3.5 years             4 years                 -

Expected stock price volatility        19.85%              22.11%                  -

Expected dividend yield                  0%                  0%                    -

Expected ratios of  no-exercise          0%                  0%                    -

Weighted average fair value          W7,696               W5,292                   -

With respect to the stock options granted on May 22, 2002, the Company decided to pay the difference between the market price and the exercise price in cash for the nine months ended September 30, 2004. As a result, the Company determined to apply the intrinsic value method to those stock options, stock options, accounts receivable and stock compensation costs decreased by W7,694 million, W6,113 million and W1,581 million, respectively, for the nine months ended September 30, 2004.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(18)  Stock Options, Continued

      (b) Changes in stock compensation costs for the nine months ended September 30, 2004 are as follows:

                                                             (in millions of Won)

                                                              Personnel of
                                                      --------------------------
   Grant date          Stock compensation cost        The Company   Subsidiaries    Total
   ----------          -----------------------        -----------   ------------    -----
March 25, 2004     Recorded at beginning of the
                   period                             W         -            -          -

                   Incurred during the period                 629        1,966      2,595

                   To be recorded in subsequent
                   periods                                  1,787        5,588      7,375

May 15, 2003       Recorded at beginning of the
                   period                                     442        1,489      1,931

                   Incurred during the period                 479        1,613      2,092

                   To be recorded in subsequent
                   periods                                    412        1,388      1,800

May 22, 2002       Recorded at beginning of the
                   period                                   1,581        6,113      7,694

                   Incurred during the period              (1,349)      (6,113)    (7,462)

                   To be recorded in subsequent
                   periods                                      -            -          -

For stock options which were granted to the personnel of the subsidiaries, the difference between the exercise price and the fair value on the date of exercise would be assumed by the subsidiaries of the Company. Therefore, in relation to those stock options, stock compensation costs have been recorded as long-term payables by the subsidiaries and as accounts receivable by the Company.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(19)  General and Administrative Expenses

      Details of general and administrative expenses for the quarters and nine months ended September 30, 2004 and 2003 are as follows:

                                       (in millions of Won and thousands of U.S. dollars)

                                               Won                      U.S. dollars (note 2)
                                 ---------------------------------   ----------------------------
                                                     Nine months
                                  Quarter ended         ended           Quarter      Nine months
                                  September 30,     September 30,        ended          ended
                                  -------------     -------------     September 30,  September 30,
                                  2004      2003    2004    2003         2004            2004
                                  ----      ----    ----    ----     -------------  -------------
Salaries and wages             W  2,958    2,522   7,419    6,496    $     2,577        6,463
Provision for retirement and
  severance benefits                 61       24     167       24             53          145
Other employees benefits            214      105     662      373            186          577
Rental                              120       17     374       57            105          326
Entertainment                       188      288     487    1,013            164          424
Depreciation                        174      160     484      391            152          422
Amortization                         28       27      83       82             24           72
Bad debts                             -        -     123    5,285              -          107
Taxes and dues                      549      124     641      189            478          558
Advertising                           3        8      11       12              3           10
Fees and commission               1,761      214   7,129    1,152          1,534        6,210
Other                               630      380   4,088      913            548        3,561
                               --------    -----  ------   ------    -----------       ------
                               W  6,686    3,869  21,668   15,987    $     5,824       18,875
                               ========    =====  ======   ======    ===========       ======

(20)  Income Taxes

      (a) The Company is subject to income taxes based on taxable earnings, which results in the normal tax rate of 29.7%.

            The Korean government reduced the corporate income tax rate beginning in 2005. Specifically, effective from January 1, 2005, the income tax rate will be reduced from 29.7% to 27.5%. As a result, the statutory income tax rate of 29.7% is applied for deferred income tax assets (liabilities) that will be realized before 2005 and statutory income tax rate of 27.5% is applied for deferred income tax assets (liabilities) that will be realized after 2004, reflecting the corporate tax rate cut from 2005.

            The components of income taxes for the quarters and nine months ended September 30, 2004 and 2003 are as follows:

                                                        (in millions of Won)

                                               Quarter ended           Nine months ended
                                                September 30,             September 30,
                                           ----------------------      ------------------
                                            2004            2003        2004         2003
                                            ----            ----        ----         ----
Current income taxes                       W     -           -            -            -
Changes in deferred taxes:
   temporary differences                         -           -            -            -
                                           -------          --           --           --
                                           W     -           -            -            -
                                           =======          ==           ==           ==

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(20)  Income Taxes, Continued

      (b) The reconciliation of accounting income and taxable income for the nine months ended September 30, 2004 and the year ended December 31, 2003 is as follows:

                                                                        (in millions of Won)

                                                 Temporary difference Permanent difference
                                                 -------------------- --------------------
            Description                            2004        2003       2004       2003
            -----------                            ----        ----       ----       ----
Additions:

  Dividends received                            W  256,536    186,896          -          -
  Accrued income earned in prior year               11,334      4,332          -          -
  Investment securities accounted for by the
      equity method                                 54,947     10,848          -          -
  Retirement and severance benefits                     98          -          -          -
  Stock compensation cost                                -          -          -      1,381
  Entertainment expense in excess of tax limit           -          -        469      1,434
  Other                                                  -         20         12         34
                                                ----------    -------    -------    -------
                                                   322,915    202,096        481      2,849
                                                ----------    -------    -------    -------

Deductions:

  Dividends received                                     -          -    248,076    186,058
  Investment securities accounted for by the
      equity method                                      -          -          -     10,848
  Retained earnings                                      -          -     54,947         20
  Accrued income earned in current period           11,051     11,334          -          -
  Deposit for retirement and severance                 600        198          -          -
      benefits insurance
  Gain from equity method                          821,451    388,641          -          -
  Stock compensation cost                                -          -        241          -
  Other                                                  4          -          -          -
                                                ----------    -------    -------    -------
                                                   833,106    400,173    303,264    196,926
                                                ----------    -------    -------    -------
                                                W (510,191)  (198,077)  (302,783)  (194,077)
                                                ==========    =======    =======    =======

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(20)  Income Taxes, Continued

      (c) Changes in significant accumulated temporary differences and tax effects for the nine months ended September 30, 2004 and the year ended December 31, 2003 are as follows:

                                                                               (in millions of Won)

                                                                       2004
                                                  ------------------------------------------------
                                                  Beginning                                Ending
                                                  balance (*)   Increase     Decrease      balance
                                                  -----------   --------     --------      -------
Temporary differences:

  Securities                                    W   12,199        54,947            -       67,146
  Retirement and severance benefits                    251            98            -          349
  Gain from equity method                         (268,310)     (821,451)    (256,536)    (833,225)
  Accrued income                                   (11,334)      (11,051)     (11,334)     (11,051)
  Deposit for severance benefit insurance             (251)         (600)           -         (851)
  Other                                                 10             -            4            6
                                                ----------      --------     --------     --------
                                                  (267,435)     (778,057)    (267,866)    (777,626)

Unrealizable temporary differences on
    valuation gain using the equity method         263,171                                 750,992
                                                ----------                                --------
Net temporary differences                       W   (4,264)                                (26,634)
                                                ==========                                ========
Tax effects of temporary differences                (1,172)                                 (7,324)
Tax effects of tax loss carryforwards               13,706                                  18,514
                                                ----------                                --------
Net tax effects                                 W   12,534                                  11,190
                                                ==========                                ========
Tax effects recorded in financial statements
 (**)                                           W        -                                       -
                                                ==========                                ========

(*) Amount resulting from prior year tax return is reflected in the current period.

(**) Tax effects on temporary differences and tax loss carryforwards are not recognized due to uncertainty of realization. Total amount of tax loss carryforwards which are not recognized as deferred taxes, is W67,325 million, with the tax benefit maturity of W5,553 million in 2006, W14,363 million in 2007, W29,014 million in 2008 and W18,395 million in 2009.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(20)  Income Taxes, Continued

                                                                          (in millions of Won)

                                                                   2003
                                              ----------------------------------------------
                                                Beginning                           Ending
                                                 balance     Increase    Decrease   balance
                                                ----------   --------    --------   -------
Deductible temporary differences:

  Securities                                    W    1,351     10,848          -    12,199
  Retirement and severance benefits                    342          -          -       342
                                                ----------   --------   --------  --------
                                                     1,693     10,848          -    12,541
                                                ----------   --------   --------  --------
Taxable temporary differences:

  Gain from equity method                          203,714    388,641    186,896   405,459
  Accrued income                                     4,332     11,334      4,332    11,334
  Deposit for severance benefit insurance              332        198          -       530
  Other                                                  4          -         20       (16)
                                                ----------   --------   --------  --------
                                                   208,382    400,173    191,248   417,307
                                                ----------   --------   --------  --------
                      Net                         (206,689)  (389,325)  (191,248) (404,766)

Unrealizable temporary differences on gain
    from the equity method                         191,135                         386,200
                                                ----------                        --------
Net temporary differences                       W  (15,554)                        (18,566)
                                                ==========   ========   ========  ========
Tax effects of temporary differences                (4,619)                         (5,106)
Tax effects of tax loss carryforwards                6,295                          13,706
                                                ----------                        --------
Net tax effects                                 W    1,676                           8,600
                                                ==========                        ========
Tax effects recorded in financial statements
 (*)                                            W        -                               -
                                                ==========                        ========

(*) Tax effects on temporary differences and tax loss carryforwards are not recognized due to uncertainty of realization. Total amount of tax loss carryforwards which are not recognized as deferred taxes, is W49,842 million, with the tax benefit maturity of W5,553 million in 2006, W14,363 million in 2007 and W29,926 million in 2008.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(21)  Earnings Per Share

      (a)   Earnings per share

            Earnings per common share is calculated by dividing net earnings less preferred stock dividend requirement by the weighted average number of shares of common stock outstanding. The Company's ordinary income and net earnings per share for the quarters and nine months ended September 30, 2004 and 2003 are computed as follows:

                                                      (in millions of Won, except per share)

                                               Quarter ended           Nine months ended
                                               September 30,              September 30,
                                               -------------              -------------
                                            2004         2003         2004         2003
                                            ----         ----         ----         ----
Net earnings for period                W     324,212      155,845      794,581      258,232
Extraordinary loss (gain)                          -            -            -            -
Dividends on preferred stock                  28,942       13,565       86,198       13,565
                                       -------------  -----------  -----------  -----------
Ordinary income available for common
    stock                                    295,270      142,280      708,383      244,667
                                       -------------  -----------  -----------  -----------
Weighted average number of common
    shares outstanding                   309,067,593  292,462,433  299,754,437  292,395,265
                                       -------------  -----------  -----------  -----------
Ordinary income per share in Won       W         955          486        2,363          837
                                       =============  ===========  ===========  ===========
Net earnings per share in Won          W         955          486        2,363          837
                                       =============  ===========  ===========  ===========

(b)   Diluted earnings per share

      For the nine months ended September 30, 2004, if convertible preferred stock and stock options were exercised, 47,116,682 shares of common stock would be issued, and if preferred stock were converted into common stock on issue date, weighted average number of common shares outstanding would be 345,143,788. However, diluted earnings per share for the nine months ended September 30, 2004 are not computed because stock options have no dilutive effect.

      Details of diluted ordinary/net earnings per share due to dilutive effect for the quarters and nine months ended September 30, 2004 are as follows:

                                                       (in millions of Won, except per share)

                                               Quarter ended         Nine months ended
                                               September 30,            September 30,
                                               -------------            -------------
                                            2004         2003         2004         2003
                                            ----         ----         ----         ----
Ordinary income available for
  common stock                         W     295,270      142,280      708,383      244,667
Add: dividends on convertible
  preferred stock                              4,107        1,925       12,231        1,925

      stock compensation costs                   160          659          479          976
                                       -------------  -----------  -----------  -----------
Diluted ordinary income/net earnings         299,537      144,864      721,093      247,568

Weighted average number of common
  shares outstanding                     354,474,129  315,487,996  345,143,788  300,991,441
                                       -------------  -----------  -----------  -----------
Diluted ordinary income per share in
  Won                                  W         845          459        2,089          823
                                       =============  ===========  ===========  ===========
Diluted net earnings per share in Won  W         845          459        2,089          823
                                       =============  ===========  ===========  ===========

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(21)  Earnings Per Share, Continued

      (c)   Securities applicable to common shares

                                                                            Number of shares
                                                Convertible period            to be issued
                                                ------------------           --------------
Redeemable convertible preferred stock   August 19, 2004 - August 18, 2007     44,720,603
Stock options                               May 15, 2005 - June 15, 2009        1,100,607
Stock options                             March 26, 2006 - March 25, 2009       1,295,472
                                                                               ----------
                                                                               47,116,682
                                                                               ==========

(22)  Statements of Cash Flows

      Significant transactions not involving cash inflows or outflows for the quarters and nine months ended September 30, 2004 and 2003 are as follows:

                                                         (in millions of Won, except per share)

                                                          Quarter ended    Nine months ended
                                                           September 30,     September 30,
                                                         --------------    -----------------
                                                         2004      2003      2004      2003
                                                         ----      ----      ----      ----
Acquisition of investment securities accounted for
  by the equity method through shares exchange       W         -  929,559   294,973   929,559
Contingent liabilities recorded as accounts payable      166,516        -   166,516         -
Changes in capital adjustments due to application
  of the equity method                                   599,396   11,074   901,102    16,965
Changes in retained earnings due to application
  of the equity method                                    (1,343)     204   (53,940)   12,332
Stock options recorded as accounts receivable              1,481    1,534     3,579     3,713
Changes in unrealized gain on available-for-sale
    securities                                                 -      471         -       495
Amortization charged to retained earnings due to
    accounting change                                          -        -         -        20
Appropriations of retained earnings as legal reserve           -        -    36,223    60,393
Shares exchange                                                -       58         -        58

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(23)  Condensed Financial Statements of Subsidiaries

      (a)   Balance sheets

            Condensed balance sheets of subsidiaries as of September 30, 2004 and December 31, 2003 are as follows:

                                                                           (in millions of Won)

                                                              2004
                                        -------------------------------------------------------
                                                                            Total stockholders'
  Subsidiaries                          Total assets    Total liabilities         equity
  ------------                          ------------    -----------------   -------------------
Shinhan Bank                          W    73,450,866        69,580,276         3,870,590
Chohung Bank                               62,984,641        60,610,883         2,373,758
Goodmorning Shinhan Securities              2,730,079         2,059,560           670,519
Shinhan Card                                1,625,174         1,468,831           156,343
Shinhan Capital                             1,373,246         1,259,348           113,898
Shinhan BNP Paribas ITMC                       48,121             3,717            44,404
Jeju Bank                                   1,831,472         1,724,475           106,997
SH&C Life Insurance                           230,047           201,487            28,560
e-Shinhan                                       3,943               854             3,089
Shinhan Macquarie                               9,126             8,081             1,045
Shinhan Credit Information                      8,485             1,994             6,491
                                      ---------------       -----------         ---------
                                      W   144,295,200       136,919,506         7,375,694
                                      ===============       ===========         =========

                                                                           (in millions of Won)

                                                              2003
                                        -------------------------------------------------------
                                                                            Total stockholders'
  Subsidiaries                          Total assets    Total liabilities         equity
  ------------                          ------------    -----------------   -------------------
Shinhan Bank                          W    70,066,189        66,550,821         3,515,368
Chohung Bank                               59,227,864        57,289,224         1,938,640
Goodmorning Shinhan Securities              2,928,017         2,290,044           637,973
Shinhan Card                                1,778,191         1,620,555           157,636
Shinhan Capital                             1,153,907         1,051,683           102,224
Shinhan BNP Paribas ITMC                       47,461             2,489            44,972
Jeju Bank                                   1,785,961         1,682,328           103,633
SH&C Life Insurance                           114,012            87,970            26,042
e-Shinhan                                       3,924               225             3,699
Shinhan Macquarie                              11,255             7,642             3,613
Shinhan Credit Information                     13,588             9,726             3,862
                                      ---------------       -----------         ---------
                                      W   137,130,369       130,592,707         6,537,662
                                      ===============       ===========         =========

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(23)  Condensed Financial Statements of Subsidiaries, Continued

      (b)   Statements of Earnings

            Condensed statements of earnings of subsidiaries for the quarters and nine months ended September 30, 2004 and 2003 are as follows:

                                                                               (in millions of Won)

                                             Nine months ended September 30, 2004
                             -------------------------------------------------------------------
                             Operating    Operating     Operating      Ordinary     Net earning
   Subsidiaries               revenue      expense    income (loss)  income(loss)     (loss)
   ------------              ---------    ---------   -------------  ------------  -------------
Shinhan Bank              W  4,143,614    3,329,525      814,089       988,089        693,413
Chohung Bank                 4,054,923    3,822,668      232,255       190,896        188,826
Goodmorning Shinhan
  Securities                   555,676      526,234       29,442        40,772         38,330
Shinhan Card                   318,325      319,256         (931)       (1,293)        (1,293)
Shinhan Capital                143,530      117,147       26,383        26,750         18,686
Shinhan BNP Paribas ITMC        10,132        5,444        4,688         4,808          3,352
Jeju Bank                       99,348       95,094        4,254         4,557          4,557
SH&C life Insurance             24,967       26,015       (1,048)          (76)           (76)
e-Shinhan                        1,828        2,464         (636)         (610)          (610)
Shinhan Macquarie               10,720        9,455        1,265         1,447            876
Shinhan Credit Information      24,170       24,140           30           218          2,629
                             ---------    ---------    ---------     ---------        -------
                          W  9,387,233    8,277,442    1,109,791     1,255,558        948,690
                             =========    =========    =========     =========        =======

                                                                               (in millions of Won)

                                             Nine months ended September 30, 2003
                             -------------------------------------------------------------------
                             Operating    Operating     Operating      Ordinary     Net earning
   Subsidiaries               revenue      expense    income (loss)  income(loss)     (loss)
   ------------              ---------    ---------   -------------  ------------  -------------
Shinhan Bank               W 3,545,995    3,105,200      440,795       445,889       313,075
Chohung Bank                 4,100,326    4,789,302     (688,976)     (714,352)     (758,378)
Goodmorning Shinhan
  Securities                   469,782      453,755       16,027        51,335        30,540
Shinhan Card                   318,427      425,039     (106,612)     (106,611)     (106,372)
Shinhan Capital                116,820       94,822       21,998        17,833        12,508
Shinhan BNP Paribas ITMC         9,456        8,616          840         1,294           907
Jeju Bank                      103,343      105,256       (1,913)         (852)        1,177
SH&C life Insurance              2,587        4,279       (1,692)       (2,674)       (2,674)
e-Shinhan                        1,395        2,619       (1,224)       (1,182)       (1,182)
Shinhan Macquarie                5,323        5,613         (290)         (133)         (463)
Shinhan Credit Information      13,363       13,774         (411)         (452)         (323)
                           -----------    ---------    ---------     ---------      --------
                           W 8,686,817    9,008,275     (321,458)     (309,905)     (511,185)
                           ===========    =========    =========     =========      ========

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(23)  Condensed Financial Statements of Subsidiaries, Continued

                                                                               (in millions of Won)

                                               Quarter ended September 30, 2004
                             -------------------------------------------------------------------
                             Operating    Operating     Operating      Ordinary     Net earning
   Subsidiaries               revenue      expense    income (loss)  income(loss)     (loss)
   ------------              ---------    ---------   -------------  ------------  -------------
Shinhan Bank               W 1,420,641    1,125,465      295,176       310,914       216,205
Chohung Bank                 1,244,010    1,177,622       66,388        61,778        61,318
Goodmorning Shinhan
  Securities                   153,982      147,459        6,523         8,538         5,819
Shinhan Card                   103,975      101,129        2,846         2,586         2,586
Shinhan Capital                 45,432       38,561        6,871         7,741         5,419
Shinhan BNP Paribas ITMC         3,508        1,998        1,510         1,625         1,143
Jeju Bank                       33,685       29,950        3,735         3,334         3,334
SH&C life Insurance              8,226        8,568         (342)          206           206
e-Shinhan                          528          770         (242)         (232)         (232)
Shinhan Macquarie                2,903        1,837        1,066         1,123           786
Shinhan Credit Information       5,092        4,634          458           487           273
                           -----------    ---------      -------       -------       -------
                           W 3,021,982    2,637,993      383,989       398,100       296,857
                           ===========    =========      =======       =======       =======

                                                                               (in millions of Won)

                                                Quarter ended September 30, 2003
                             -------------------------------------------------------------------
                             Operating    Operating     Operating      Ordinary     Net earning
   Subsidiaries               revenue      expense    income (loss)  income(loss)     (loss)
   ------------              ---------    ---------   -------------  ------------  -------------
Shinhan Bank               W 1,218,334    1,014,893      203,441       226,502       161,375
Chohung Bank                 1,303,293    1,616,382     (313,089)     (320,298)     (339,096)
Goodmorning Shinhan
  Securities                   167,964      163,681        4,283         5,064         6,932
Shinhan Card                   111,461      144,176      (32,715)      (32,689)      (32,689)
Shinhan Capital                 47,369       38,851        8,518         5,643         3,911
Shinhan BNP Paribas ITMC         3,185        1,740        1,445         1,457         1,027
Jeju Bank                       33,842       33,712          130           119           119
SH&C life Insurance              1,206        2,250       (1,044)       (1,055)       (1,055)
e-Shinhan                          314          807         (493)         (472)         (472)
Shinhan Macquarie                2,241        1,335          906           889           889
Shinhan Credit Information       7,481        8,961       (1,480)       (1,541)       (1,096)
                           -----------    ---------     --------      --------      --------
                           W 2,896,690    3,026,788     (130,098)     (116,381)     (200,155)
                           ===========    =========     ========      ========      ========

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(24)  Financing and Operating Status of the Company and Subsidiaries

      (a) The financing status of the Company and its subsidiaries as of September 30, 2004 and December 31, 2003 are as follows:

                                                                              (in millions of Won)

                                                              2004
                                       ---------------------------------------------------------
                                        Deposits     Borrowings   Debentures (*)      Total
                                        --------     ----------   --------------      -----
The Company                         W           -      229,790      2,050,519        2,280,309
Shinhan Bank                           42,691,509   10,363,602     10,126,981       63,182,092
Chohung Bank                           40,854,113    5,889,595      5,585,556       52,329,264
Goodmorning Shinhan Securities            675,293      293,643         31,000          999,936
Shinhan Card                                    -    1,353,200              -        1,353,200
Shinhan Capital                                 -      869,637        198,587        1,068,224
Jeju Bank                               1,485,191       89,601         35,000        1,609,792
Shinhan Macquarie                               -        6,314              -            6,314
                                    -------------   ----------     ----------      -----------
                                    W  85,706,106   19,095,382     18,027,643      122,829,131
                                    =============   ==========     ==========      ===========

(*)   Net of discount on debentures

                                                                              (in millions of Won)

                                                              2003
                                       ---------------------------------------------------------
                                       Deposits     Borrowings   Debentures (*)       Total
                                       --------     ----------   --------------       -----
The Company                         W           -      165,868      1,980,543       2,146,411
Shinhan Bank                           41,991,839   10,621,963      9,115,997      61,729,799
Chohung Bank                           40,030,091    5,711,922      6,424,165      52,166,178
Goodmorning Shinhan Securities          1,032,769      657,838        161,000       1,851,607
Shinhan Card                                    -    1,318,182        259,991       1,578,173
Shinhan Capital                                 -      787,433        114,814         902,247
Jeju Bank                               1,438,284       83,299         35,000       1,556,583
                                    -------------   ----------     ----------     -----------
                                    W  89,492,983   19,346,505     18,091,510     121,930,998
                                    =============   ==========     ==========     ===========

(*)   Net of discount on debentures

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(24)  Financing and Operating Status of the Company and Subsidiaries, Continued

      (b) The operating status of the Company and its subsidiaries as of September 30, 2004 and December 31, 2003 are as follows:

                                                                          (in millions of Won)

                                                           2004
                                      ------------------------------------------------------
                                                                  Cash and due
                                       Loans (*)    Securities     from banks       Total
                                       ---------    ----------    ------------      -----
The Company                        W   1,959,627     7,432,923        15,287       9,407,837
Shinhan Bank                          52,768,632    13,219,392       872,207      66,860,231
Chohung Bank                          42,098,511    10,233,943       568,933      52,901,387
Goodmorning Shinhan Securities           133,211     1,487,978       752,017       2,373,206
Shinhan Card                             770,001       821,069         1,538       1,592,608
Shinhan Capital                        1,051,370        67,601       109,583       1,228,554
Shinhan BNP Paribas ITMC                     379        19,969        20,956          41,304
Jeju Bank                              1,325,614       312,960        85,421       1,723,995
SH&C Life Insurance                          139        56,450         2,397          58,986
e-Shinhan                                      -           206         1,451           1,657
Shinhan Macquarie                              -             -         3,378           3,378
Shinhan Credit Information                     -             -         3,587           3,587
                                   -------------    ----------     ---------     -----------
                                   W 100,107,484    33,652,491     2,436,755     136,196,730
                                   =============    ==========     =========     ===========

(*)   Net of allowance for loan losses and present value discounts

                                                                       (in millions of Won)

                                                           2003
                                      --------------------------------------------------
                                                                  Cash and due
                                       Loans (*)    Securities     from banks     Total
                                       ---------    ----------    ------------    -----
The Company                        W   1,935,180     6,308,538         5,353    8,249,071
Shinhan Bank                          47,783,925    15,592,202     2,697,780   66,073,907
Chohung Bank                          42,701,666     9,208,341       548,249   52,458,256
Goodmorning Shinhan Securities           397,354     1,020,131     1,154,647    2,572,132
Shinhan Card                           1,058,667       682,841         3,886    1,745,394
Shinhan Capital                          899,140        54,388        58,232    1,011,760
Shinhan BNP Paribas ITMC                     176           680        29,498       30,354
Jeju Bank                              1,326,103       243,024        21,122    1,590,249
SH&C Life Insurance                           44        38,650        38,511       77,205
e-Shinhan                                     36           107         2,160        2,303
Shinhan Macquarie                              -             -         1,187        1,187
Shinhan Credit Information                     -             -         1,691        1,691
                                   -------------    ----------     ---------   -----------
                                   W  96,102,291    33,148,902     4,562,316   133,813,509
                                   =============    ==========     =========   ===========

(*)   Net of allowance for loan losses and present value discounts

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(25)  Contribution of Subsidiaries to the Company's Net Earnings

      Effects under the equity method on the Company's net earnings for the quarters and nine months ended June 30, 2004 and 2003 are as follows:

                                                                               (in millions of Won)

                                                     Nine months ended         Nine months ended
                                                    September 30, 2004       September 30, 2003
                                                    ------------------       -------------------
                                                    Amount     Ratio (%)     Amount     Ratio (%)
                                                    ------     ---------     ------     ---------
Gain (loss) from equity method on:

  Shinhan Bank                                   W   532,987     64.88    W  313,325      113.80
  Chohung Bank                                       254,140     30.94        30,270       10.99
  Goodmorning Shinhan Securities                       9,187      1.12         9,966        3.62
  Shinhan Card                                        (1,043)    (0.13)     (101,072)     (36.71)
  Shinhan Capital                                     19,194      2.34        22,564        8.20
  Shinhan BNP Paribas ITMC                             1,676      0.20           454        0.16
  Jeju Bank                                            3,911      0.48         2,115        0.77
  SH&C Life Insurance                                    (38)     0.00        (1,337)      (0.49)
  e-Shinhan                                             (450)    (0.05)         (871)      (0.32)
  Shinhan Macquarie                                      412      0.05           (96)      (0.03)
  Shinhan Credit Information                           1,475      0.17             1        0.01
                                                 -----------    ------    ----------      ------
                                                     821,451    100.00       275,319      100.00
                                                                ======                    ======
Other income                                          93,285                  73,792
Other expense                                       (120,155)                (90,880)
                                                 -----------              ----------
Net earnings for period                          W   794,581              W  258,231
                                                 ===========              ==========

                                                                              (in millions of Won)

                                                       Quarter ended            Quarter ended
                                                     September 30, 2004      September 30, 2003
                                                    --------------------    ---------------------
                                                    Amount     Ratio (%)    Amount      Ratio (%)
                                                    ------     ---------    ------      ---------
Gain (loss) from equity method on:

  Shinhan Bank                                   W   216,205     64.95    W  161,374      99.87
  Chohung Bank                                       105,790     31.78        30,270      18.73
  Goodmorning Shinhan Securities                      (1,505)    (0.45)         (194)     (0.12)
  Shinhan Card                                         2,587      0.78       (33,789)    (20.91)
  Shinhan Capital                                      5,647      1.70         4,148       2.57
  Shinhan BNP Paribas ITMC                               572      0.17           513       0.32
  Jeju Bank                                            2,991      0.90           368       0.23
  SH&C Life Insurance                                    103      0.03          (528)     (0.33)
  e-Shinhan                                             (171)    (0.05)         (348)     (0.22)
  Shinhan Macquarie                                      401      0.12           327       0.20
  Shinhan Credit Information                             273      0.07          (559)     (0.34)
                                                 -----------    ------    ----------     ------
                                                     332,893    100.00       161,582     100.00
                                                                ======                   ======
Other income                                          30,660                  31,819
Other expense                                        (39,341)                (37,557)
                                                 -----------              ----------
Net earnings for period                          W   324,212              W  155,844
                                                 ===========              ==========

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(26)  Allowance for Loan Losses of the Company and its Subsidiaries

      Changes in allowance for loan losses of the Company and its subsidiaries for the nine months ended September 30, 2004 and the year ended December 31, 2003 are as follows:

                                                                             (in millions of Won)

                                                                2004
                                       ---------------------------------------------------------
                                       Beginning balance    Increase (decrease)  Ending balance
                                       -----------------    -------------------  --------------
The Compnay                                 W     9,725                122              9,847
Shinhan Bank                                    866,428            (41,580)           824,848
Chohung Bank                                  1,686,350           (378,416)         1,307,934
Goodmorning Shinhan Securities                   43,048            (11,081)            31,967
Shinhan Card                                    118,609            (34,716)            83,893
Shinhan Capital                                  17,899              5,098             22,997
Shinhan BNP Paribas ITMC                             14                 (2)                12
Jeju Bank                                        35,270              5,362             40,632
SH&C Life Insurance                                   1                 24                 25
e-Shinhan                                             8                  8                 16
Shinhan Macquarie                                    98                (59)                39
Shinhan Credit Information                           36                (36)                 -
                                            -----------           --------          ---------
                                            W 2,777,486           (455,276)         2,322,210
                                            ===========           ========          =========

                                                                             (in millions of Won)

                                                                2004
                                       ---------------------------------------------------------
                                       Beginning balance    Increase (decrease)  Ending balance
                                       -----------------    -------------------  --------------
The Compnay                                 W     3,846           5,879               9,725
Shinhan Bank                                    565,844         300,584             866,428
Chohung Bank (**)                             1,604,607          81,743           1,686,350
Goodmorning Shinhan Securities (*)               87,442         (44,394)             43,048
Shinhan Card                                     96,074          22,535             118,609
Shinhan Capital (*)                              33,787         (15,888)             17,899
Shinhan BNP Paribas ITMC                              8               6                  14
Jeju Bank (*) (**)                               29,318           5,952              35,270
SH&C Life Insurance                                   -               1                   1
e-Shinhan                                             1               7                   8
Shinhan Macquarie                                    22              76                  98
Shinhan Credit Information                            -              36                  36
                                            -----------         -------           ---------
                                            W 2,420,949         356,537           2,777,486
                                            ===========         =======           =========

(*) W12,952 million of additional allowance for loan losses is included in beginning balance.

(**) W28,170 million of additional allowance for loan losses is included in ending balance.

                        Shinhan Financial Group Co., Ltd.

                               September 30, 2004

                                   (Unaudited)

(27)  Economic Environment

      In common with other Asian countries, the economic environment in the Republic of Korea continues to be volatile. In addition, the Korean government and the private sector continue to implement structural reforms to historical business practices including corporate governance. The Company may be either directly or indirectly affected by these economic conditions and the reform program described above. The accompanying non-consolidated financial statements reflect management's assessment of the impact to date of the economic environment on the financial position and results of operations of the Company. Actual results may differ materially from management's current assessment.